EXHIBIT 10.13

AMENDED AND RESTATED

GROUND LEASE AGREEMENT

BUNGE MILLING, INC.,

AS LANDLORD

-and-

BIOFUELS COMPANY OF AMERICA, LLC,

AS TENANT

FOR THE PROJECT SITE OF A

BIODIESEL PRODUCTION FACILITY

TO BE CONSTRUCTED IN DANVILLE, IL

November 3, 2006

AMENDED AND RESTATED GROUND LEASE AGREEMENT

This AMENDED AND RESTATED GROUND LEASE AGREEMENT (this “Lease”) is made and entered into as of November 3, 2006 (the “Effective Date”) by and between BUNGE MILLING, INC., an Illinois corporation (“Landlord”), and BIOFUELS COMPANY OF AMERICA, LLC, an Illinois limited liability company (“Tenant”).

RECITALS

A.                                   Landlord is the owner of fee simple title to that certain real property consisting of approximately 5.924 acres of land (the “Land”) located in Danville, Illinois, and legally described on Exhibit A attached hereto.

B.                                     Landlord desires to lease the Land to and Tenant desires to lease the Land from Landlord.

C.                                     Tenant, at Tenant’s sole cost, shall construct, or cause to be constructed, on the Land a biodiesel production facility capable of producing forty-five (45) million gallons of biodiesel fuel per year (the “Plant”).  The Plant, together with all improvements to be constructed on the Land, or offsite, in connection with the Plant are sometimes collectively referred to herein as the “Improvements”).  The Land and the Improvements are sometimes collectively referred to herein as the “Premises”.

D.                                    Landlord and Tenant previously entered into a Ground Lease, dated as of September 5, 2006, with respect to the Land (the “Prior Lease”), and Landlord and Tenant desire to amend and restate the terms thereof as set forth herein.

E.                                      The parties desire to enter into this Lease, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the monetary consideration, mutual covenants, conditions and promises and other good and valuable consideration herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing Recitals are true and correct and are incorporated herein by this reference, and further agree as follows:

ARTICLE I – DEFINITIONS

The following capitalized terms shall have the meaning indicated for each below.

“ADA” means the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder, as the same may be amended from time to time.

“Alterations” means any improvements, renovations, construction, demolition, or other changes to the Land or the Plant, or both, after completion of the Project.

“Base Rent” is defined in Section 4.1.2.

“Builder’s Risk Insurance” is defined in Section 10.5.

“Certificate of Occupancy” means a certificate of occupancy issued by the appropriate governmental authority upon completion of the Plant.

 “City” means Danville, Illinois.

“Compensation” is defined in Section 8.1.

“Construction Contract” means that certain Construction Management Services Agreement between Tenant and Fagen, Inc.

“Default Interest Rate” means, as of any day, a rate of interest per annum equal to the lesser of (i) five percent (5%) over the Prime Rate , or (ii) the maximum interest rate allowable under applicable Law.

 “Effective Date” means the first date on which this Lease has been fully executed and delivered by both Landlord and Tenant.

“FEMA Lots” is defined in Section 2.1.1.

“Fiscal Year” means the twelve (12) month period selected by the Tenant as its fiscal year for accounting purposes.

“Force Majeure” means any act or occurrence beyond the reasonable control of the parties which reasonably causes a delay in the Project, including, without limitation, the following:  fire or unavoidable casualties; windstorm, earthquake or unusually adverse weather conditions; unanticipated subsurface conditions; strikes, lockouts or other labor disputes; shortages of materials, equipment or labor; acts of vandalism or terrorism; or acts or omissions of governmental or political bodies.

“Improvements” is defined in Recital C above.

“Insurance Proceeds” means the insurance proceeds paid pursuant to the Required Insurance as a result of any insured loss or damage to the Improvements.

“Land” is defined in Recital A above.

“Landlord and Mortgagee Agreement” means the agreement so entitled between Landlord and Leasehold Lender of even date herewith.

“Landlord Caused Liens” means any liens, claims of liens or other claims against the Premises caused by the wrongful acts or omissions of Landlord.

“Landlord Indemnified Parties” means, collectively, Landlord and its officers, directors, shareholders, employees, agents, contractors, affiliated entities and attorneys.

“Laws” means, collectively, any and all federal, state or local governmental laws, rules, regulations, codes and orders, including, without limitation, those relating to building and life safety, the environment, zoning, land use and land divisions.

“Leasehold Lender” means Fifth Third Bank and its successors and assigns.

“Leasehold Mortgage” means that certain Leasehold Mortgage, Security Agreement and fixture filing by and between Tenant and Fifth Third Bank, and any other mortgage, deed to secure debt or similar instrument granting a mortgage or lien against Tenant’s leasehold interest hereunder.

“Lease Term” means the period commencing on the Effective Date and terminating on the Termination Date.

“Lease Term Expiration Date” means the date which is (i) thirty (30) years after the Effective Date subject to extension pursuant to Section 3.2 hereof.

“Major Alteration” means any Alteration which is not a Minor Alteration.

“Minor Alteration” means any Alteration which satisfies all of the following conditions: (a) the total cost of such Alteration does not exceed $100,000; (b) Tenant has available funds in a reasonably sufficient amount to pay for the entire cost of such Alteration as and when such costs become due and payable; (c) the production quality, capacity and efficiency of the Plant will not be decreased as a result of the proposed alteration by more than one percent (1%); (d) the footprint of the Plant will not be materially changed by such Alteration; (e) the location, quality, and design of the access drives, parking, landscaping, and other outdoor amenities of the Premises will not be materially changed by such Alteration; (f) the value of the Premises, as completed, will not be diminished by such Alteration; (g) neither the foundation, roof nor structural members of the Plant will be affected by such Alteration; (h) the architectural features of the Plant shell will not be impaired or materially changed by such Alteration; (i) the design, exterior material, type of roof, color, windows, and other architectural features of any portion of the exterior of the Premises will not be materially changed by such Alteration; (j) Tenant has received a Plant permit for, and all other requisite governmental approvals of, such Alteration; (k) Tenant’s mortgage lender has approved the proposed alteration (to the extent such approval is required); (l) after completion of the proposed alteration, the Plant will comply with all applicable Laws; (m) written notice of such Alteration is promptly given to Landlord; and (n) such Alteration will not violate any other provision of this Lease.

 “Permitted Exceptions” means those exceptions listed on Exhibit B attached hereto and any other exception which satisfies all of the following conditions: (i) the same is approved by Landlord and Tenant in writing after the date hereof, and (ii) the same is recorded in the Real Estate Records.

“Person” means an individual, proprietorship, trust, corporation, partnership, limited liability company, foundation or other entity or organization, whether for profit or otherwise.

“Plant” is defined in Recital C above.

“Premises” is defined in Recital C above.

                                                “Prime Rate” means the prime rate reported in the “Money Rates” column or any successor column of The Wall Street Journal, currently defined therein as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.  If The Wall Street Journal ceases publication of the Prime Rate, the “Prime Rate” shall mean the ‘prime rate’ or “base rate” announced by Bank of America, N.A., or any successor thereto.

“Project” means the work, labor, material and services required to construct the Plant and the other Improvements on the Land, as provided in the Construction Contract.

“Project Agreements” means, collectively, all agreements relating to the design, construction and equipping of the Project, including, without limitation, all agreements between Tenant or its agents and the following:  architects, engineers, contractors, equipment lessors, material suppliers, equipment vendors and the like.

“Property Insurance” means Special Perils Insurance, Flood Insurance, Earthquake Insurance, Boiler and Machinery Insurance, and Builder’s Risk Insurance.

“Qualified Appraiser” means an appraiser who is not an affiliate, employee, relative or partner of any party to this Lease, who is a member in good standing of the Appraisal Institute and has not less than ten (10) years of experience in appraising industrial properties.

“Real Estate Records” means the official real estate records for the County and State in which the Land is located.

“Rent” means all Base Rent and all other amounts Tenant is required to pay herein.

“Rental Commencement Date” means the date on which the Plant first becomes fully operational.

“Required Completion Date” means December 31, 2008, as the same may be extended due to any delays caused by Force Majeure and as the same may be extended for each day during the pendency of any foreclosure proceedings diligently conducted by Leasehold Lender under the Leasehold Mortgage.

“Required Insurance” means the insurance coverage that Tenant is obligated to maintain under this Lease, including, without limitation, the insurance described in Article 10 below.

“Restoration Work” is defined in Section 11.1.1.

“State” means the State of Illinois.

“Sublessee” means any Person who leases all or any portion of the Premises from Tenant.

“Tenant Indemnified Parties” means, collectively, Tenant and its officers, directors, members, managers, employees, agents, contractors, affiliated entities and attorneys.

“Termination Date” means the first to occur of (i) the Lease Term Expiration Date or (ii) such earlier date as this Lease terminates in accordance with the provisions hereof.

ARTICLE II - DEMISE AND GRANT

2.1                                 Demise.  Landlord and Tenant hereby terminate the Prior Lease.  Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Land; to have and to hold the Land, together with all rights, privileges, appurtenances, easements, and other rights appertaining to the Land, unto Tenant, Tenant’s successors and assigns, for the Lease Term (as herein defined) upon the terms and conditions set forth in this Lease.

2.1.1                        Sublicense of City Lots.                 Landlord has no ownership interest in lots 7, 8, 9, 10 and 11 as shown on Plat Record 1, Page 161 of the Recorder’s Office of Vermillion County, IL (the “City Lots”) and its sole rights thereto, if any, are as set out in that certain “Five Parcel License Agreement” (the “License Agreement”) between the City and Landlord.  The License Agreement in paragraph 10 thereof expressly provides for the right of Landlord to sublicense its rights thereunder.  Landlord hereby sublicenses the City Lots to Tenant, subject to the terms and conditions of the License Agreement.  Tenant hereby assumes and agrees to observe and perform all of Landlord’s obligations under the License Agreement.  Landlord shall not be liable to Tenant for any matter arising out of use of the City Lots by Tenant, its agents, employees, contractors, representatives and invitees (the “Tenant Parties”).  Tenant hereby releases Landlord from any liability for any loss or damage of any kind or for any injury or death of persons or damages to property of any of the Tenant Parties from any cause whatsoever by reason of the use of the City Lots or violation of the License Agreement by the Tenant Parties.  Tenant agrees to, and does hereby, indemnify, defend and save harmless the Landlord, its directors, officers, employees and representatives from all claims, actions, demands, damages, costs, expenses and liabilities whatsoever, including reasonable attorneys fees, on account of any real or claimed loss, damage or liability occurring in or at the City Lots which is the result of, or arises out of, the use of the City Lots by Tenant.  Except as provided in this Section 2.1.1, all other provisions and terms of the Lease shall be applicable to the City Lots and Tenant rights and obligations with respect thereto.

2.2                                 Title.  The Land is leased to Tenant subject to the Permitted Exceptions. Neither Landlord nor Tenant shall create or permit the creation of any further easement, covenant, condition, lien, encumbrance or other exception to fee simple title to the Premises, or any part thereof, without the prior written consent of the other party hereto and all leasehold lenders.  Landlord acknowledges and agrees that during the term of this Lease and any license pursuant to Section 7 of the Landlord and Mortgagee Agreement, Tenant is the sole owner of the Improvements.

2.3                                 Quiet Enjoyment.  Landlord covenants and agrees that so long as this Lease is in full force and effect and so long as Tenant is not in default hereunder beyond any applicable notice and cure periods, Tenant, shall lawfully and quietly hold, occupy and enjoy the Land during the Lease Term without hindrance of Landlord or any person claiming by, through, or under Landlord, except as otherwise specifically provided herein.

2.4                                 Reservation of Development Rights.  Tenant agrees that Landlord, and any entity which owns Landlord, is owned by Landlord, is under common ownership with Landlord, or is otherwise affiliated with Landlord (collectively, “Landlord Parties”) shall retain control over the general use, organization and layout of all property (other than the Land) which any Landlord Party from time to time owns, leases, or otherwise has or acquires any right to or interest in (the “Other Properties”), and shall have the sole, exclusive and absolute right to apply for, obtain or attempt to obtain new or different zoning, subdivision, permits, variances, development plans, conditional use permits, building and other permits and other governmental authorizations (collectively, and without limitation, “Governmental Authorizations”) with respect to the Other Properties, and to develop or subdivide and use the Other Properties in any manner, provided, however, any such development, subdivision or use of the Other Properties shall be at Landlord’s sole cost and expense and any such subdivision shall not materially adversely affect Tenant’s use of the Land, including, but not limited to, any ingress and egress, utilities or any existing right of Tenant.  Landlord reserves the right, at any time and from time to time to further subdivide, construct, reconstruct, develop, redevelop, alter, remove or replace any and all improvements and buildings upon the Landlord Parties’ Other Properties and any other lands owned by Landlord (but not the Land).  Tenant agrees to cooperate with Landlord in connection with any such subdivision and agrees that Tenant will not directly or indirectly oppose or undermine or contest Landlord Parties’ use or development of the Other Properties.  Tenant has no rights to any easement for light, air or view which would restrict Landlord’s rights reserved herein.  Notwithstanding anything to the contrary in the foregoing, if the exercise by Landlord of any rights reserved herein will have a material adverse affect on the access of the Leased Premises to public roads, then Landlord shall be obligated, at Landlord’s expense, to provide reasonable access between the Leased Premises and a public road.

2.5                                 “As Is” Condition of Premises.  Tenant acknowledges and agrees that, except as otherwise specifically set forth herein, the Land is being leased to Tenant in its “AS IS” condition, with all faults.  Landlord hereby disclaims any and all express or implied warranties as to the condition of the Land.  Without limiting the generality of the foregoing, Landlord hereby disclaims any and all express or implied warranties of merchantability or fitness for any particular purpose relative to the Land or any part thereof. Tenant acknowledges and agrees that, except as otherwise specifically set forth herein, no representations or warranties have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or under the Land of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Land or any portion thereof, (iii) the value, expense of operation or income potential of the Land or the Premises, (iv) the accuracy or completeness of any title, survey or other third party information provided by Landlord to Tenant relative to the Land, the Project or the Premises, or (v) any other fact or condition which has or might affect the Land, the Project or the Premises. Tenant agrees that Tenant will be relying solely on Tenant’s inspections of the Land in entering into this Lease.  Tenant represents and warrants to Landlord that Tenant has had full opportunity to carefully (A) inspect, measure and test the Land, (B) test the subsurface conditions and environmental conditions at or affecting the Land, (C) examine the public records relating to the Land, and (D) otherwise perform all due diligence with respect to the Land and the Project.

2.6                                 Obligation to Construct the Plant.  Landlord has reviewed and approved detailed plans and specifications for the construction of the Improvements (the “Plans and Specifications”). Tenant shall cause construction of the Improvements to be diligently prosecuted.  Tenant shall cause the Improvements to be substantially completed and fully paid for on or before the Required Completion Date. For purposes of the foregoing, construction of the Improvements shall be deemed to have been substantially completed when any and all governmental permits, licenses, approvals and authorizations necessary for the occupancy and operation of the Plant have been issued and the Plant is capable of being fully operational.  If Tenant fails to cause construction of the Improvements to be substantially completed by the Required Completion Date, Landlord shall have the rights and remedies set forth in this Section in addition to any other rights and remedies available under this Lease or applicable Law:

2.6.1                        Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof.  If Landlord terminates this Lease as aforesaid, then Landlord shall have the right to pursue all available rights and remedies under applicable Law as a result of Tenant’s breach of its obligations under this Lease.  In addition to, and without limiting the generality of the foregoing, Tenant shall be deemed to have assigned and transferred to Landlord all of Tenant’s right, title and interest in and to all of the following (to the extent designated in writing by Landlord at such time):  all Project Agreements; all plan and specifications developed with respect to or for the benefit of the Project; all assignable permits, licenses and other governmental approvals and consents; all assignable consents or approvals of utility companies, sewer districts, subdivision trustees and other quasi-governmental entities; and all assignable insurance policies.  Landlord shall not be deemed to have assumed any of Tenant’s obligations under any of the foregoing, except and to the extent that Landlord has expressly agreed to assume such obligations in writing at such time. Landlord is hereby authorized and directed by Tenant to deliver a copy of this Lease to any other Person to confirm Tenant’s assignment to Landlord of such rights.

2.6.2                        Landlord shall have the right to specifically enforce Tenant’s obligation to complete construction of the Improvements. Tenant shall reimburse Landlord for all of Landlord’s expenses incurred in connection with any action in which Landlord prevails to specifically enforce such obligation, including, without limitation, Landlord’s reasonable attorneys’ fees, court costs and other customary costs of litigation.

2.6.3                        Landlord shall have the right to perform Tenant’s obligations under this Lease and to be reimbursed by Tenant for all of Landlord’s expenses incurred in performing such obligations upon demand.  If Tenant fails to pay any such expenses on demand, then interest shall accrue on the amounts owed at the Default Interest Rate together with all of Landlord’s costs of enforcing such obligation, including, without limitation, reasonable attorneys’ fees, court costs and other customary expenses of litigation.  If Landlord exercises its rights under this Section 2.6.3, then the parties agree that Tenant shall be deemed to have granted to Landlord the exclusive right (as Tenant’s agent and under

Tenant’s power of attorney hereby granted) to exercise all of Tenant’s rights to and under each of the following (to the extent designated in writing by Landlord at such time):  all Project Agreements; all plan and specifications developed with respect to or for the benefit of the Project; all assignable permits, licenses and other governmental approvals and consents; all assignable consents or approvals of utility companies, sewer districts, subdivision trustees and other quasi-governmental entities; and all assignable insurance policies.  Landlord shall not be deemed to have assumed any of Tenant’s obligations under any of the foregoing, except and to the extent that Landlord expressly agrees to in writing at such time.  Landlord is hereby authorized and directed by Tenant to deliver a copy of this Lease to any other Person to confirm Landlord’s right to exercise such rights on behalf of Tenant.

2.6.4                        Landlord shall execute and deliver upon request of Tenant any instruments which may be required by any public or quasi-public authority for the purpose of obtaining any and all governmental licenses, permits, approvals and authorizations necessary for the construction, alteration, and installation of the Improvements and any equipment required in connection therewith.  Landlord hereby constitutes and appoints Tenant as Landlord’s attorney-in-fact to execute such instruments for and on behalf of Landlord in the event Landlord fails to promptly execute and deliver any such instrument, provided that such instruments shall not impose any obligations or liabilities on Landlord.

ARTICLE III - LEASE TERM

3.1                                 Lease Term.  The Lease Term shall commence on the Effective Date and shall terminate on the Lease Term Expiration Date, unless terminated prior to such date in accordance with the provisions of this Lease.

3.2                                 Extension of Lease Term.  Tenant may elect to extend the Lease Term for four (4) additional terms of five (5) years each upon the terms, covenants, conditions, conditional limitations, and agreements herein contained, in accordance with and subject to the following conditions:

3.2.1                        Each extension of the Lease Term shall be for a period of five (5) years commencing on the date of termination of the original Lease Term or then current extended Lease Term and expiring on the fifth anniversary of the date of commencement of such extension period.  The Lease Term may be extended a maximum of four (4) times so that the final termination date of this Lease, in any event, shall be no later than September 1, 2056.

3.2.2                        The election to extend shall be exercised, if at all, at least ninety (90) days prior to the date of commencement of the extension period so elected.  The election to extend shall be exercised only by written notice to Landlord, which notice shall be executed and acknowledged by Tenant in form proper for recording.  During each extended term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the annual Base Rent for each extended term shall be payable in the amounts and at the times set forth in Section 3.2.3 below.

3.2.3                        The Base Rent for each extended term shall be annual rental at the rate of $1.00 per year, payable on January 1 of each year of the extended term, without set-off or abatement.  The notice of election to extend the Lease Term given in accordance with the provisions of this Section shall automatically extend the Lease Term for the extended term without further writing.  However, either party, upon request of the other, will execute and acknowledge, in form proper for recording, an instrument confirming said extension, which shall have been properly elected by Tenant.

3.2.4                        All references in this Lease to the “Lease Term”, or to the “term” hereof, shall be deemed to include the original Lease Term of thirty (30) years and each extended term thereof elected pursuant to the provisions of this Section.

3.2.5                        The notice of election to extend the Lease Term given in accordance with the provisions of this Section shall have no effect, and the extension period shall not become effective, if Landlord has delivered to Tenant a written notice of default under the terms of this Lease at the time the notice is given or immediately prior to the Lease Term Expiration Date, and neither Tenant nor the holder of any Leasehold Mortgage has cured, or taken steps to cure, such default within the time permitted under this Lease.

3.2.6                        A termination of this Lease pursuant to Article XIII hereof, or any other provision hereof, or pursuant to present or future law, shall extinguish all extension periods theretofore elected and all rights of election of extension periods not theretofore exercised.

3.3                                 Reversion.  On the Termination Date, the parties agree that the following shall be deemed to have occurred without the necessity of any further action other than as expressly provided below:

3.3.1                        The Premises shall become the sole property of the then owner of fee simple title to the Land, free and clear of all rights of Tenant and any person claiming by, through, or under Tenant, but subject only to the Permitted Exceptions;

3.3.2                        All rights of Tenant with respect to the Premises (including, without limitation, any right of possession) shall be deemed to have terminated, and Landlord shall be entitled to possession of the Premises;

3.3.3                        Tenant shall be deemed to have assigned to Landlord and Landlord shall be deemed to have assumed, effective as of the Termination Date all assignable licenses, permits, warranties, and guarantees then in effect and which are desirable with respect to the ownership or operation of the Premises; and

3.3.4                        The parties shall apportion all taxes, utility charges, and other expenses of operating the Premises as of the Termination Date.

ARTICLE IV - RENT, TAXES AND UTILITIES

4.1                                 Base Rent.

4.1.1                        Within a reasonable period after the Rental Commencement Date and at any time thereafter upon the request of either party, and without either party receiving consideration therefor, the parties shall execute, acknowledge and deliver duplicate original recordable counterparts of a Rental Commencement Date declaration, specifying the Rental Commencement Date.

4.1.2                        As used in this Lease, “Base Rent” means:

(a)                                  during all such times as the Tenant hereunder is Biofuels Company of America, LLC, the sum of One Dollar ($1.00) per annum, payable on the Rent Commencement Date and on each anniversary of the Rent Commencement Date during each year of the Lease Term;

(b)                                 in the event that Leasehold Lender delivers written notice to Landlord that Leasehold Lender has notified Tenant that Tenant has defaulted in its obligations under the Leasehold Mortgage, the sum of One Dollar ($1.00) per annum during the one (1) year period following the delivery of such notice, payable on each anniversary of the Rent Commencement Date during each year of the Lease Term;

(c)                                  except as set forth in Section 4.1.2(b) hereof, during all such times as the Tenant hereunder is Leasehold Lender or an entity controlled by Leasehold Lender and the Plant is not being operated, the sum of Six Thousand Dollars ($6,000.00) per annum, payable in equal monthly installments in advance and without demand on the first day of each and every calendar month throughout the Lease Term; provided that Base Rent payable with respect to any partial calendar month during the Lease Term shall be prorated based on the number of days of the Lease Term in such month; and

(d)                                 except as set forth in Section 4.1.2(c) hereof, during all such times as the Tenant hereunder is any person or entity other than Biofuels Company of America, LLC (a “Successor Tenant”), the fair market rent for the Land, determined and payable as follows:

(i)                                     If Landlord and Successor Tenant agree on the fair market rent for the Land, they shall immediately execute an amendment to this Lease stating the annual Base Rent for the remainder of the Lease Term.  In the event that Landlord and Successor Tenant are unable to agree upon the amount of the fair market rent for the Land, either party shall have the right to cause the fair market rent for the Land to be determined by appraisal in accordance with the procedures set forth herein.  Either party may exercise such right by delivering written notice thereof to the other party (a “Rent Appraisal Notice”), which Rent Appraisal Notice shall designate Qualified Appraiser who has been appointed by the party delivering such notice.  The party to whom the Rent Appraisal Notice was delivered shall then have the right to appoint an additional Qualified Appraiser by delivering written notice thereof to the other party within ten (10) days following the delivery of the Rent Appraisal Notice.  If the party to whom the Rent Appraisal Notice was delivered does not appoint a Qualified Appraiser within such ten (10) day period, the single appraiser appointed shall be the sole appraiser and shall determine the yearly fair market rent for the Land.

(ii)                                  If both Qualified Appraisers are appointed by the parties as aforesaid, they shall jointly select a third Qualified Appraiser within twenty (20) days following the delivery of the Rent Appraisal Notice.  If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the aforesaid qualifications.

(iii)                               Each party shall bear the cost of the appraiser that it appointed and one-half of the cost of the third appraiser and of the cost of the appointment of the third appraiser by the American Arbitration Association, if any.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(iv)                              Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the yearly fair market rent for the land.  If a majority of the appraisers are unable to agree on such yearly fair market rent within said period of time, the three appraisals shall be added together; their total shall be divided by three; and the resulting quotient shall be the yearly fair market rent for the Land.  If, however, the lowest appraisal and/or the highest appraisal is more than ten percent (10%) lower and/or higher than the middle appraisal such lowest appraisal and/or highest appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; and the resulting quotient shall be the yearly fair market rent for the Land.  If both the lowest appraisal and the highest appraisal are disregarded, the middle appraisal shall be the yearly fair market rent for the Land.  Notwithstanding any provision to the contrary contained herein, in no event shall the yearly fair market rent for the Land be less than $6,000.00 or more than $100,000.00; provided that both such amounts shall hereafter increase by the same percentage as the percentage increase, if any, in the Consumer Price Index from November 2006 to the month in which the Rent Appraisal Notice is delivered.  For purposes of this Agreement, the term “Consumer Price Index” means the Consumer Price Index-All Urban Consumers, U.S. All Items (1982-84=100) as published by the United States Department of Labor, Bureau of Labor Statistics.  In the event that the United States Department of Labor, Bureau of Labor Statistics discontinues the publication of the present Consumer Price Index, the index to be used for computing increases in Base Rent will be such index as may be published by any other United States government bureau or department to replace the present Consumer Price Index.

(v)                                 The Base Rent for the Land, determined as aforesaid, shall be payable in equal monthly installments in advance and without demand on the first day of each and every calendar month throughout the Lease Term; provided that, beginning on March 1 of the year following the first full calendar year after the Base Rent for the Land has been so determined, the amount of the Base Rent shall be increased by the same percentage as the percentage increase, if any, in the Consumer Price Index for the previous calendar year.  Base Rent payable with respect to any partial calendar month during the Lease Term shall be prorated based on the number of days of the Lease Term in such month.

(vi)                              Notwithstanding any provision to the contrary contained herein, the obligation to pay Base Rent hereunder shall be waived during the period that the yearly fair market rent is being determined hereunder.  However, within thirty (30) days following such determination, Successor Tenant shall be obligated to pay to Landlord the amount of the Base Rent with respect to such period in order to bring current the payment of Base Rent.

4.1.3                        The term “Rent” means Base Rent and all other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

4.1.4                        Tenant promises and agrees to pay to the order of Landlord, at the address of Landlord set forth in Section 21.4 hereof (or at such other address in as Landlord from time to time designates in writing to Tenant), in lawful currency of the United States of America, all Rent without demand, deduction, abatement or set-off.

4.2                                 Taxes; Utilities; Net Lease.

4.2.1                        From and after the Rental Commencement Date, Tenant shall pay or cause to be paid, without abatement, deduction or offset, all real and personal property taxes, general and special assessments, and all other charges, assessments, and taxes of every description (other than municipal, state and federal income, inheritance, estate succession, transfer or gift taxes of Landlord), levied on or assessed against the Premises or any part thereof; Tenant’s personal property located on or in the Premises; and Tenant’s leasehold estate in the Land. Tenant shall make all such payments directly to the appropriate charging or taxing authority before any fine, interest, or penalty shall become due or be imposed by operation of law for nonpayment; provided, however, that if the law expressly permits the payment of any or all of the above items in installments (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant’s election, utilize the permitted installment method, but shall pay each installment with any interest before delinquency and before any fine or penalty shall become due or be imposed by operation of law for nonpayment.  All payments of taxes or assessments or both, including permitted installment payments, shall be prorated between Landlord and Tenant for the year in which the Rental Commencement Date occurs and for the year in which the Termination Date occurs.

4.2.2                        Tenant shall furnish to Landlord, upon written request by Landlord, receipts or other appropriate evidence establishing payment of any tax, assessment or charge for which Tenant is responsible hereunder.  In the event of Tenant’s failure to make any tax payment required by this Section 4.2, if any such tax payment is not made by Tenant within fifteen (15) days after Tenant’s receipt of written notice from Landlord that Landlord intends to make such payment, Landlord may (but is not obligated to) pay all such amounts.  Any sums expended by Landlord in making such tax payments shall be repaid by Tenant, together with interest thereon at the Default Interest Rate from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

4.2.3                        Tenant shall have the right to contest or review by legal proceedings, as permitted under applicable Laws, any assessed valuation, real estate tax, or assessment with respect to the Premises; and Tenant shall indemnify Landlord against all loss, cost, damage, and expense arising in connection with such contest. Nothing herein contained, however, shall be construed to allow any taxes to remain unpaid for such length of time as shall permit the Premises, or any part thereof, to be sold or advertised for sale by any governmental authority or shall permit a lien with respect thereto to be foreclosed. Landlord shall, if it determines it is reasonable to do so, and if so requested by Tenant, join in any proceeding for contest or review of such taxes or assessments. Any amount already paid by Tenant and subsequently recovered as the result of such contest or review shall belong to Tenant.

4.2.4                        Tenant shall contract directly with the supplier of any utility services to the Premises, and from and after the Effective Date, Tenant shall pay or cause to be paid all charges for water, heat, steam, gas, electricity, cable, telephone, trash disposal, sewer and any and all other utilities used at the Premises throughout the Lease Term.  Subject to Section 13.3.2, no failure or interruption of any utility or other service being furnished to Tenant or the Premises shall entitle Tenant to terminate this Lease or cause any abatement of Rent.

4.3                                 Security Deposit.  No security deposit is required hereunder.

4.4                                 Absolute Net Rent.  All Rent payable hereunder shall be paid as “net” rent without deduction or offset.  It is the intent of the parties, except as is otherwise provided in this Lease, that, from and after the Rental Commencement Date, Tenant shall pay all costs, charges, insurance premiums, taxes (other than municipal, state and federal income, inheritance, estate succession, transfer or gift taxes of Landlord), utilities, expenses and assessments of every kind and nature incurred for, against, or in connection with the Premises and the Project.  Tenant acknowledges and agrees that the Land may consist of multiple parcels of property, each of which is a separate tax parcel.  All such costs, charges, taxes, utilities, expenses and assessments covering the Premises shall be prorated between Landlord and Tenant as of the Rental Commencement Date and the Termination Date, except for any expenses such as insurance premiums which are not being assumed by or transferred for the benefit of Landlord.

ARTICLE V - USE OF PREMISES AND COMPLIANCE
WITH LAWS AND AGREEMENTS

5.1                                 Permitted and Prohibited Uses; Generally.  Use of the Premises by Tenant shall be subject to all of the following restrictions on use:  (a) the Premises may only be used for the construction and operation of the Plant; and (b) all use of the Premises must comply with all applicable zoning, land use or other applicable Laws.

                                                                                                5.1.1                        Notwithstanding anything to the contrary in this Lease, Tenant acknowledges and agrees that, from and after the Required Completion Date, its continuous operation of the Plant and the Plant’s continuous production of biodiesel fuel during the Lease Term is a material consideration to Landlord in agreeing to enter into this Lease, and Tenant agrees that if it shall fail to operate the Plant for two (2) consecutive years or if it shall fail to cause the Plant to produce at least ten (10) million gallons of biodiesel fuel per year for two (2) consecutive years, then Landlord shall have the right to terminate this Lease upon delivery of written notice to Tenant.  Notwithstanding the foregoing, in the event Leasehold Lender delivers written notice to Landlord that Leasehold Lender has notified Tenant that Tenant has defaulted in its obligations under the Leasehold Mortgage and diligently proceeds thereafter to file, prosecute and complete such foreclosure in a commercially reasonable manner, Landlord agrees that this obligation to continuously operate and produce in this Section shall be tolled from the date of delivery of such notice to Landlord until (i) the conclusion of such foreclosure proceedings if the successor to the Tenant’s interest hereunder pursuant to such foreclosure proceedings is any party other than Leasehold Lender or an entity controlled by Leasehold Lender, or (ii) the transfer of Tenant’s interest hereunder to any other party if the successor to the Tenant’s interest hereunder pursuant to such foreclosure proceedings is Leasehold Lender or an entity controlled by Leasehold Lender.  Following the conclusion of the tolling period, the two (2) year period shall recommence and be extended by an additional three (3) months in order to give the successor to the Tenant’s interest under the Lease additional time in which to comply with the foregoing production requirements.  For purposes hereof,  a “year” means any period of twelve (12) consecutive months.

5.2                                 Compliance with Laws.  During the Lease Term, Tenant shall comply with (i) all present and future Laws, including (without limitation) the ADA, relating to the Project, the Premises, or the construction, use or operation thereof, regardless of whether any such Law imposes the duty of compliance on Landlord or Tenant, and all other matters of record relating to the Project, the Premises or any part thereof or both.  Tenant shall not use, occupy or knowingly permit the Premises to be used or occupied, nor do or knowingly permit anything to be done in or on the Premises in a manner which would (a) violate any certificate of occupancy or other governmental permit, license, approval or authorization affecting the Premises, (b) constitute a public or private nuisance or waste or (c) be contrary to the provision of any Required Insurance policies.

5.3                                 Right to Enter.  Landlord shall have the right to enter the Premises during the normal business hours (or, in an emergency, at any hour) to inspect the Premises. All rights of Landlord hereunder shall be exercised in a reasonable manner, upon reasonable prior notice to Tenant (except in an emergency), and so as to minimize any interference with the permitted use of the Premises.

5.4                                 Signs.  Except as provided for in the Plans and Specifications, Tenant shall not erect or maintain any sign visible from the exterior of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

ARTICLE VI - MAINTENANCE AND ALTERATIONS

6.1                                 Maintenance of Premises.  Tenant shall maintain, or cause to be maintained, the Premises in good repair.  Tenant shall cause all trash, refuse and garbage generated by construction or its operations of the Premises to be promptly removed from the Premises.  If Tenant fails to maintain or keep and maintain the Premises in a first-class manner as required herein and such failure continues for thirty (30) days after written notice from Landlord (which notice shall not be required in the event of an emergency), in addition to all other remedies it may have, then Landlord may (without obligation) perform such required maintenance and repairs, and any sums expended by Landlord in performing such maintenance and repairs shall be repaid by Tenant to Landlord, together with interest thereon at the Default Interest

Rate from the time of payment by Landlord until fully paid by Tenant.  Landlord shall not be obligated to maintain or make repairs of any kind upon the Premises, or upon any equipment, facilities or fixtures contained therein.

6.2                                 Major Alterations.  Without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned, Tenant shall not commence, or cause to be constructed, any Major Alterations.  If Tenant commences work on a Minor Alteration and, during the course thereof, any one or more of the conditions to the same constituting a Minor Alteration ceases to be satisfied, then Tenant shall immediately stop all work thereon and shall obtain Landlord’s prior written approval thereof, which approval shall not be unreasonably withheld, delayed or conditioned, prior to performing any further work.

6.3                                 Alterations Generally.

6.3.1                        Tenant shall cause all work in connection with any Alteration to satisfy all of the following requirements:  (a) such work shall be performed in a good and workmanlike manner with new materials; (b) Tenant shall pay, or cause to be paid, all costs of such Alteration as and when due and in a manner to prevent the filing of any mechanic’s liens or claims of liens; (c) such work shall be performed in compliance with all applicable Laws, including without limitation, the ADA; and (d) the contractor and each subcontractor providing labor, material or services with respect thereto shall provide insurance which satisfies Landlord’s then-current insurance requirements for contractors.

6.3.2                        Tenant shall pay, discharge and cause the release of any and all mechanic’s, materialman’s or other like liens against the Premises in accordance with Article 7 of this Lease.

6.3.3                        Upon completion of any Alterations, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any governmental or quasi-governmental authority, or, if not required, a completion certificate of Tenant, and shall furnish Landlord with copies thereof, together with “as built” Plans and Specifications for the Alterations.

6.3.4                        If the Alteration is a Major Alteration, any other conditions to Landlord’s approval thereof shall be satisfied by Tenant at Tenant’s sole expense.

ARTICLE VII - MECHANICS’ LIENS

7.1                                 Tenant Caused Liens Prohibited.  Except for Landlord Caused Liens, Tenant covenants that it will not cause or permit any lien to be filed, asserted or otherwise exist against the Premises or any part thereof as a result of (a) nonpayment for, or disputes with respect to, labor, material, services or equipment furnished to the Premises or the Project, or both, for or on behalf of Tenant, or any party acting by, through, or under Tenant or (b) any judgment, lien or attachment against the Premises or any part thereof caused by the wrongful acts or omissions of Tenant or any party acting by, through, or under Tenant.  If Tenant fails to pay off and discharge any such lien, or to provide a cure therefor as provided in Section 7.2 below, then Landlord shall have the right, but not the obligation, to obtain the release of such lien by paying off the amount claimed due, or otherwise settling or compromising the amount claimed.  In such event, Tenant shall reimburse Landlord for the entire cost thereof, on demand, together with interest on the amount paid at the Default Interest Rate until paid.  Notwithstanding anything to the contrary in this Lease, in no event shall Landlord be deemed to have agreed or consented to any mechanic’s lien (or other lien for material, labor or services) against Landlord’s interest in the Premises whether pursuant to the provisions of this Lease, by implication or otherwise; it being agreed that if any mechanic’s liens (or other comparable liens) are claimed or arise out of the Project, or otherwise, the same shall attach only to the leasehold interest of Tenant in the Premises and not to Landlord’s fee simple interest therein.

7.2                                 Tenant’s Limited Cure Right.  If (a) any lien of any nature, including but not limited to liens of the nature described in Section 7.1 above, is filed against the Premises or any part thereof or is asserted against Landlord, and (b) Tenant in good faith disputes the claimant’s right to such lien, then Tenant shall have the right to contest the filing of such lien without the same constituting a Default if Tenant causes all of the following conditions to be satisfied with respect to such lien at all times until the same is fully released and discharged as a lien or potential lien against the Premises, any part thereof or Landlord:

7.2.1                        Tenant gives Landlord notice of the claim of such lien within ten (10) days after Tenant’s receipt of any written claim or notice of filing of such lien together with the basis for Tenant’s dispute thereof, and Tenant shall promptly furnish to Landlord such other information as Landlord may request from time to time with respect thereto;

7.2.2                        Within thirty (30) days after the filing or assertion of any such lien in the Real Estate Records (or such other governmental office as may be appropriate for the filing of such a lien), Tenant causes one or more of the following to occur (each at no cost or expense to Landlord):  (a) the lien claimant duly executes, acknowledges and delivers a full waiver and release of such lien together with such other documents as may be required under applicable law to cause such lien to be released and discharged as a lien against the Premises, any part thereof or Landlord; (b) a bond is provided in accordance with applicable Law, in the requisite amount and in form, which causes such lien to be released and discharged as a lien against the Premises, any part thereof or Landlord as a matter of law; (c) Landlord is provided with a title insurance policy, or an endorsement to a title insurance policy previously issued to Landlord, insuring Landlord against any loss, damage or expense (including attorneys’ fees and all other costs of defense) arising out of such lien; and

7.2.3                        Tenant causes such lien to be diligently contested in good faith by appropriate legal proceedings and promptly reimburses Landlord for any reasonable cost or expense, including, without limitation, reasonable attorneys’ fees, suffered or incurred by Landlord as a result thereof.

7.3                                 Tenant’s Indemnity. Tenant hereby agrees to indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Premises from and against, any and all claims, causes of action, liens, claims of liens, liabilities, losses, damages, judgments, settlements, demands, penalties and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by Landlord or the Premises as a result of any lien or claim of lien of the nature described in Section 7.1 above.

7.4                                 Landlord Caused Liens Prohibited.  Landlord covenants that it will not cause or permit any lien to be filed, asserted of otherwise exist against the Premises or any part thereof as a result of (a) nonpayment for, or disputes with respect to, labor, material, services or equipment otherwise furnished to, for or on behalf of Landlord, or (b) any judgment, lien or attachment against the Premises or any part thereof caused by the wrongful acts or omissions of Landlord.  If Landlord fails to pay off and discharge any such lien, or to provide a cure therefor as provided in Section 7.5 below, then Tenant shall have the right, but not the obligation, to obtain the release of such lien by paying off the amount claimed due, or otherwise settling or compromising the amount claimed.  In such event, Landlord shall reimburse Tenant for the entire cost thereof, on demand, together with interest on the amount paid at the Default Interest Rate until paid.

7.5                                 Limited Cure Right. If (a) any Landlord Caused Lien is filed, asserted or otherwise exists against the Premises or any part thereof or is asserted against Landlord or Tenant, and (b) Landlord in good faith disputes the claimant’s right to such lien, then Landlord shall have the right to contest the filing of such lien if Landlord causes all of the following conditions to be satisfied with respect to such lien at all times until the same is fully released and discharged as a lien or potential lien against the Premises, any part thereof, Landlord or Tenant :

7.5.1                        Landlord gives Tenant notice of the claim of such lien within ten (10) days after Landlord’s receipt of any written claim or notice of filing of such lien together with the basis for Landlord’s dispute thereof, and Landlord shall promptly furnish to Tenant such other information as Tenant may request from time to time with respect thereto;

7.5.2                        Within thirty (30) days after the filing of any such lien in the Real Estate Records (or such other governmental office as may be appropriate for the filing of such a lien), Landlord causes one or more of the following to occur (each at no cost or expense to Tenant):  (a) the lien claimant duly executes, acknowledges and delivers a full waiver and release of such lien together with such other documents as may be required under applicable law to cause such lien to be released and discharged as a lien against the Premises, any part thereof, Landlord or Tenant; (b) a bond is provided in accordance with applicable Law, in the requisite amount and in form, which causes such lien to be released and discharged as a lien against the Premises, any part thereof, Landlord or Tenant as a matter of law; (c) Tenant is provided with a title insurance policy, or an endorsement to a title insurance policy previously issued to Tenant, insuring Tenant against any loss, damage or expense (including attorneys’ fees and all other costs of defense) arising out of such lien; and

7.5.3                        Landlord causes such lien to be diligently contested in good faith by appropriate legal proceedings and promptly reimburses Tenant for any cost or expense, including, without limitation, reasonable attorneys’ fees, suffered or incurred by Tenant, as a result thereof.

7.6                                 Landlord Indemnity. Landlord hereby agrees to indemnify, defend (by counsel reasonably acceptable to Tenant) and hold harmless Tenant and the Premises from and against, any and all claims, causes of action, liens, claims of liens, liabilities, losses, damages, judgments, settlements, demands, penalties and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by Tenant or the Premises as a result of any Landlord Caused Lien or claim thereof.

ARTICLE VIII - CONDEMNATION

8.1                                 Interests of Parties on Condemnation. If the Premises or any part thereof is taken by condemnation as a result of any action or proceeding in eminent domain, or is transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, the interests of Landlord and Tenant in the award or consideration for such transfer (the “Compensation”), and the allocation of the Compensation and the other effects of the taking or transfer upon this Lease, shall be as provided by this Article.

8.2                                 Total Taking - Termination. If the entire Premises is taken or so transferred, this Lease and all right, title and interest of Landlord and Tenant hereunder shall cease and terminate on the date title to the Premises vests in the condemning authority.

8.3                                 Partial Taking - Termination. In the event of the taking or transfer of only a part of the Premises, leaving the remainder of the Premises in such location, or in such form, shape or reduced size as to be not suitable, in the reasonable opinion of Tenant, for the continued feasible and economic operation thereon for use as a biodiesel production facility, Tenant may terminate this Lease, such termination to be effective as of the date title to the portion of the Premises being taken is transferred to the condemning authority, if Tenant gives Landlord written notice thereof on or before the effectiveness of such condemnation.

8.4                                 Partial Taking - Continuation. In the event of such taking or transfer of only a part of the Premises and this Lease is not terminated pursuant to Section 8.3, this Lease shall terminate only as to the portion of the Premises so taken or transferred as of the date title to such portion vests in the condemning authority or the date possession of such portion is taken by the condemning authority, whichever occurs first, and shall continue in force and effect as to the portion of the Premises not so taken or transferred, and the rent and other obligations of Tenant hereunder shall be equitably abated.

8.5                                 Allocation of Award. Any Compensation awarded or payable because of the taking of all or any portion of the Premises by eminent domain shall be divided as follows in the following order of priority:

8.5.1                        first, Landlord and Tenant shall be entitled to receive their respective costs and expenses, including, without limitation, reasonable attorney’s fees, in connection with the taking; and

8.5.2                        next, any remainder of the Compensation shall be allocated between Landlord and Tenant based upon the present values of their respective interests in the Premises, taking into account Landlord’s reversionary interest in the Premises and the number of years remaining until the Lease Term Expiration Date.

8.6                                 Voluntary Conveyance. A voluntary conveyance to a public or governmental utility, agency or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this Article 8.

8.7                                 Temporary Taking. In the event of a taking of all or any portion of the Premises for temporary use during the Lease Term, the foregoing provisions of this Article 8 shall be inapplicable thereto; this Lease shall continue in full force and effect without reduction or abatement of rent; and Tenant alone shall be entitled to make claim for, recover, and retain any Compensation recoverable in respect of such temporary use, whether in the form of rent or otherwise. If the award is made in a lump sum covering a period after the Lease Term Expiration Date, then Landlord also shall be entitled to make claim for and participate in the award proportionately.

8.8                                 Assignments. Each of Landlord and Tenant hereby assigns to the other such interest in all Compensation for any taking as is necessary to accomplish the division of such awards as provided in this Article 8. To the extent possible, Landlord and Tenant shall separately prosecute their respective claims for damage arising as a result of any taking.

ARTICLE IX - ASSIGNMENT AND SUBLETTING

9.1                                 Assignment Prohibited Without Consent. Except as provided below, Tenant shall not voluntarily or involuntarily assign, mortgage or encumber or otherwise transfer Tenant’s right, title or interest under this Lease without Landlord’s prior written consent in each instance, which consent may be granted, withheld, delayed or conditioned in Landlord’s sole and absolute discretion. If Tenant executes an instrument which purports to assign, mortgage or encumber or otherwise transfer Tenant’s right, title or interest under this Lease without the requisite consent of Landlord, then (a) such instrument shall be null and void and without any force or effect, and (b) the execution of such instrument shall constitute a

Default on the part of Tenant under this Lease. Notwithstanding the foregoing, Tenant may assign, mortgage, encumber and/or otherwise transfer this Lease to Leasehold Lender without Landlord’s consent; provided, however, that Tenant shall deliver to Landlord, at least ten (10) Days prior to any such assignment, (i) written notice of such assignment and (ii) a copy of the instrument of assignment. Any leasehold lender or any successor or assignee of such leasehold lender may assign, mortgage, encumber or otherwise transfer its right, title or interest under this Lease to any person or entity, subject to Landlord’s right of first offer set forth in Article XVIII and the terms and conditions of the Landlord and Mortgagee Agreement.

9.2                                 Subleases. Tenant shall not enter into any sublease of all or any part of the Premises without the prior written consent of Landlord, which consent may be granted, withheld, delayed or conditioned in Landlord’s sole and absolute discretion. Any sublease entered into by Tenant shall be expressly subject to the terms and conditions of this Lease and shall obligate the Sublessee thereunder to observe and perform all of the covenants and obligations of Tenant hereunder. Notwithstanding the provision of any such sublease, Tenant shall remain fully and primarily liable to Landlord for of all of the covenants and obligations of Tenant under this Lease.

9.3                                 Enforcement of Subleases. If any Sublessee breaches any provision of this Lease, then, at the request of Landlord, Tenant shall terminate such Sublessee’s right to possession of the Premises or portion thereof occupied by such Sublessee, and shall pursue all available remedies for the eviction of such Sublessee. Such remedies shall be pursued diligently and in good faith and shall further be conducted at Tenant’s sole expense.

9.4                                 Landlord’s Right to Mortgage. Landlord shall have the right at any time and from time to time to place one or more mortgages on all or any part of the Land and to assign the Rents as further collateral for any such mortgage loan. Any such mortgage shall be subject and subordinate to the provisions of this Lease and the Leasehold Mortgage.

9.5                                 Landlord’s Right to Sell or Convey. Nothing contained in this Lease shall be deemed in any way to limit or restrict or otherwise affect Landlord’s absolute right at any time to convey its interest in the Land to any Person at any time and from time to time. In the event of any such conveyance (whether pursuant to a consensual sale or pursuant to a foreclosure sale under a mortgage affecting Landlord’s interest in the Land), (a) the transferor shall be relieved from and after the date of such conveyance of all liability relative to obligations of the Landlord to be performed under this Lease after the effectiveness of such conveyance, (b) Tenant shall attorn to the transferee as the new Landlord under this Lease, and (c) Tenant shall thereafter pay the Rent payable by Tenant to the new Landlord.

9.6                                 Subordination. Unless agreed upon by Landlord in writing, Landlord’s interest in this Lease shall not be subject to or subordinate to (a) any mortgage affecting Tenant’s leasehold interest in the Land, or (b) any other liens or encumbrances hereafter affecting Tenant’s interest in the Premises.

ARTICLE X - INSURANCE

10.1                           Special Perils Insurance. From and after the Rental Commencement Date, Tenant shall maintain property insurance against all risks of loss to the Premises customarily covered by so-called “All Risk” or “Special Perils Form” policies as available in the insurance market as of the Effective Date (collectively, the “Special Perils Insurance”). Special Perils Insurance shall cover at least the following perils:  fire, lightening, flood, water damage, impact of vehicles and aircraft, tsunami, mudslide, subsidence, building collapse, windstorm, hurricane, vandalism, and malicious mischief. Special Perils Insurance shall also cover such other insurable perils as, under good insurance practices, other commercial property owners from time to time insure against for property and improvements similar to the Premises in nature, use, location, height, and type of construction, as evidenced by written advice from Landlord’s insurance advisor (“Comparable Properties”). Each Special Perils Insurance policy shall cover:  (a) additional expense of demolition and increased cost of construction, , including increased costs that arise from any changes in Laws regulating any Restoration; and (b) at least 100% of the replacement cost value of the Improvements. Any Special Perils Insurance policy shall contain an agreed amount endorsement or a coinsurance waiver and replacement cost value endorsement without reduction or depreciation. If Tenant’s Special Perils Insurance does not otherwise cover damage caused by the acts of terrorists, then Tenant shall provide such coverage under a separate policy that complies with all requirements that would apply to Special Perils Insurance.

10.2                           Flood Insurance. If any Improvements are located in an area designated as “flood prone” or a “special flood hazard area” under the regulations for the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, Tenant shall maintain at least the maximum coverage for the Premises available under the federal flood insurance plan. Landlord may require additional flood insurance coverage, including related Rent Loss Insurance. Any insurance this paragraph requires is referred to as “Flood Insurance.”

10.3                           Earthquake Insurance. If required by Landlord, Tenant shall maintain earthquake insurance (the “Earthquake Insurance”). Landlord may change its requirements for Earthquake Insurance from time to time based on:  (a) Landlord’s review of a current probable maximum loss seismic study, to be prepared at Tenant’s expense; (b) actual and potential losses at any other locations the same Earthquake Insurance covers and sharing the policy’s occurrence and annual aggregate limits of available coverage; and (c) the amount of lost business or rental income to be expected during Restoration. Deductibles shall be satisfactory to Landlord, but never more than 5% of the location insurable values.

10.4                           Boiler and Machinery Insurance. From and after the Rental Commencement Date, Tenant shall maintain comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss, extra expense, and expediting expense covering Tenant’s property (the “Boiler and Machinery Insurance”). Tenant shall provide Boiler and Machinery Insurance on a replacement cost value basis.

10.5                           Builder’s Risk Insurance. During the construction of the Project and any other construction by or on behalf of Tenant, Tenant shall maintain, or cause to be maintained, builder’s risk insurance for not less than the full completed project insurable value of the Improvements, covering the same risks and otherwise complying with the same requirements as Special Perils Insurance, to such limits and with such coverage extensions as Landlord may require (the “Builder’s Risk Insurance”), except to the extent included in Tenant’s Special Perils Insurance. Any Builder’s Risk Insurance shall be written on a “completed value” form (100% non-reporting) or its equivalent and shall include an endorsement granting permission to occupy. Builder’s Risk Insurance shall cover:  (a) the same perils that Special Perils Insurance must cover; (b) loss of materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site, or of any temporary structures, hoists, sidewalks, retaining walls, and underground property; (c) soft costs, plans, specifications, blueprints and models; and (d) demolition and increased cost of construction, including increased costs arising from changes in Laws at the time of Restoration and coverage for operation of building Laws, all subject to a sublimit satisfactory to Landlord.

10.6                           Rent Loss Insurance. Intentionally Omitted.

10.7                           Liability Insurance. Tenant shall maintain the following insurance for personal injury, bodily injury, death, accident and property damage (collectively, the “Liability Insurance”): (a)  public liability insurance, including commercial general liability insurance, (b) owned (if any), hired, and non-owned automobile liability insurance; and (c) umbrella liability insurance. Liability Insurance shall provide coverage of at least $3,000,000 million per occurrence and $10,000,000 million in the annual aggregate, per location. If any Liability Insurance also covers other location(s) with an aggregate limit, then the minimum Liability Insurance shall be increased to $20,000,000 million. Liability Insurance shall include coverage for liability arising from premises and operations, elevators, escalators, independent contractors, contractual liability (including liability assumed under contracts and leases), and (from and after the Rental Commencement Date) products and completed operations. All Liability Insurance shall name Landlord and all leasehold lenders as “Additional Insured Parties” by an endorsement satisfactory to Landlord and such leasehold lenders.

10.8                           Statutory Employees’ Insurance. Tenant shall maintain workers’ compensation and disability insurance as Law requires.

10.9                           Other Insurance. Tenant shall maintain such other types and amounts of insurance for the Premises and its operations as Landlord shall from time to time require, consistent with insurance commonly maintained for reasonably comparable properties. Wherever any Required Insurance specifies any dollar amount, Landlord may increase that dollar amount periodically to reflect Landlord’s reasonable estimate of inflation.

10.10                     Documentation. Tenant shall cause Landlord and all leasehold lenders to be named as Additional Insured Parties on all Property Insurance and Liability Insurance.

10.11                     Policy Requirements. Tenant shall secure all Required Insurance from domestic insurer(s) authorized to do business in the State and reasonably satisfactory to Landlord with: (a) a claims paying ability of not less than “AA-” (or the equivalent) by S&P and one other Rating Agency satisfactory to Landlord; and (b) “A- IX” or better financial strength rating by AM Best. Tenant shall obtain Landlord’s reasonable approval of the form, substance, amounts, risk coverage, sublimits, deductibles, loss payees, and insureds for all Required Insurance. Required Insurance shall contain such provisions as Landlord deems reasonably necessary or desirable to protect its interest, including an endorsement stating that neither Tenant, Landlord, nor any other party shall be deemed a co-insurer. Tenant shall pay the premiums for all Required Insurance when due and payable. Tenant shall not finance insurance premiums under any arrangement that could result in the premature cancellation of any Required Insurance. Tenant shall deliver to Landlord, immediately upon issuance, copies of the insurance policies for all Required Insurance, certified as true and complete by the carrier or its authorized representative. At least 30 days before any policy expires, Tenant shall deliver evidence of renewal in compliance with this Lease. If Tenant fails to do so by such date, then without limiting Landlord’s remedies, Landlord may (but shall have absolutely no obligation to) procure any Required Insurance, and Tenant shall reimburse Landlord for the cost thereof on demand, together with interest thereon accruing from the date such expense was incurred at the Default Interest Rate. Tenant’s obligation to reimburse Landlord for such insurance shall constitute additional rent due hereunder.

10.12                     Protection of Landlord’s Interest. In each insurance policy (or an endorsement thereto), the carrier shall:  (a) agree not to cancel, terminate, or non-renew such policy without giving Landlord thirty (30) days prior written notice (10 days notice for nonpayment of premium); (b) agree not to change the deductible, coverage limit(s), or other term(s) of such policy, if the policy would thereafter cease to comply with this Lease; (c) waive any right to claim any premiums and commissions against Landlord, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured; and (d) allow Landlord to pay premiums to continue such policy upon notice of cancellation for nonpayment. If Landlord pays any such premiums, then Tenant shall immediately reimburse Landlord for the cost thereof, with interest thereon at the Default Interest Rate, and such reimbursement obligation shall constitute additional rent due hereunder. Every Property Insurance policy shall provide that as to Landlord’s interest, such policy shall remain valid and shall insure Landlord regardless of any:  (a) named insured’s act, failure to act, negligence, or violation of warranties, declarations, or conditions; (b) occupancy or use of the Premises for purposes more hazardous than those permitted; or (c) Landlord’s exercise of any Landlord’s remedies under this Lease for Default.

10.13                     No Separate Property Insurance. Tenant shall not carry any separate property insurance that would raise co-insurance issues with respect to any Required Insurance. Landlord acknowledges and agrees that Leasehold Lender may be the first loss payee on any such insurance.

10.14                     Landlord’s Rights; No Liability. Notwithstanding anything to the contrary in this Lease, if at any time Landlord has not received satisfactory written evidence that Tenant maintains all Required Insurance in full force and effect in full compliance with this Agreement and has paid all required premiums, then Landlord may at its option take such action as Landlord deems necessary to protect Landlord’s interests, including obtaining such insurance coverage(s) as Landlord shall deem appropriate. Any sums expended by Landlord in procuring such insurance shall be repaid by Tenant, together with interest thereon at the Default Interest Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. Tenant irrevocably authorizes Landlord, at any time, to communicate directly with Tenant’s insurance carrier(s), broker(s), and Tenant(s) regarding any Required Insurance. Tenant shall promptly upon demand deliver to Landlord further written authorizations addressed to such Persons, and authorizes and directs all such Persons to communicate directly with Landlord at Landlord’s request. The procuring of such Required Insurance shall not be construed to limit Tenant’s liability hereunder, nor to fulfill the indemnification provisions and requirements of this Lease. Any direct communications by Landlord shall not:  (a) impose any obligation or liability on Landlord: or (b) entitle Tenant to any defense, offset, or counterclaim against the Rent. If at any time Landlord makes any determination or request regarding the amount, scope, or terms of any Required Insurance, any such determination or request shall impose no obligation or liability on Landlord. Tenant shall not rely upon any such determination or request. Tenant acknowledges that any such determination or request would be made solely for Landlord’s own benefit and not for Tenant’s benefit. Tenant shall retain sole responsibility for the adequacy and appropriateness of its insurance program without relying on Landlord. Notwithstanding said policies of insurance, Tenant shall be obligated for the full and total amount of any damage, injury, or loss caused by Tenant’s negligence connected with this Lease or with the use or occupancy of the Premises.

10.15                     Waiver of Subrogation,  Each of Landlord and Tenant hereby waives any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or the contents of the Premises arising from any risk covered by casualty insurance carried or required to be carried in this Article 10, when and to the extent, that such loss or damage is actually compensated pursuant to such insurance. Landlord and Tenant also agree that any insurance policies obtained by each of them pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the noninsuring party. The foregoing release and the foregoing requirement for waivers of subrogation shall be operative only so long as the same shall neither preclude the obtaining of such insurance nor diminish, reduce or impair the liability of any insurer.

ARTICLE XI - DAMAGE AND DESTRUCTION

11.1                           Tenant’s Restoration. Subject to the provisions of Section 11.2 below, if a loss by fire or other casualty occurs which causes destruction or damage to the Improvements, then the parties agree as follows:

11.1.1                  Tenant shall diligently pursue the reconstruction, restoration and repair of the Premises (the “Restoration Work”) in compliance with all applicable Laws and shall cause the Improvements to be completely restored to their condition immediately prior to such casualty as expeditiously as possible.

11.1.2                  If no Default has occurred and is continuing, Tenant shall have the right to adjust, and shall pay the entire cost of adjusting, such loss with the Property Insurance provider, subject to the approval of Landlord as to amount (such approval not to be unreasonably withheld or delayed), and provided that the same are deposited with Landlord or title company or disbursing agent reasonably acceptable to Landlord.

11.1.3                  All Insurance Proceeds, together with such additional amounts as Tenant may be required to contribute to pay for all Restoration Work shall be deposited with Landlord or an escrow agent reasonably satisfactory to Landlord (the “Escrow Agent”), pursuant to an construction escrow disbursing agreement reasonably satisfactory to Landlord. Tenant shall pay the fees and expenses of the Escrow Agent .

11.1.4                  To the extent any Insurance Proceeds are paid to Tenant, the same shall be held by Tenant in trust solely for the purpose of paying the cost of the Restoration Work until such time as the same are deposited into escrow as required herein.

11.1.5                  Tenant shall cause the Improvements to be fully restored to that condition existing immediately prior to such casualty (or such other condition as Landlord may approve in Landlord’s sole and absolute discretion) not later than one year following the date of damage.

11.1.6                  Tenant shall pay all costs of the Restoration Work, regardless of whether the available Insurance Proceeds are sufficient to pay such costs.

11.1.7                  The Base Rent shall not abate, it being agreed that Tenant shall be entitled to insure such obligation.

11.2                           Casualty During Last Two Years of Lease Term. Notwithstanding the foregoing, if (a) a fire or other casualty occurs, which causes destruction or damage to the Improvements, within the last two (2) years of the Lease Term, (b) the damage or destruction is material, and (c) no Default has occurred and is continuing as of the date such casualty occurred, then Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within sixty (60) days after the date such casualty occurred. If this Lease is terminated as aforesaid, then the parties agree as follows:

11.2.1                  Tenant shall have no obligation to perform any Restoration Work, provided that Tenant performs its other obligations hereunder;

11.2.2                  Tenant shall take any and all actions requested to Landlord to cause the Insurance Proceeds to be made available for reconstruction of the Improvements (including, without limitation, assigning any Required Insurance to Landlord (to the extent assignable) or contracting for such reconstruction (to the extent the Insurance Proceeds are not assignable)); and

11.2.3                  Tenant shall cooperate with Landlord in causing an orderly transition of ownership of the Improvements to occur.

ARTICLE XII - HAZARDOUS MATERIALS

12.1                           Definitions. As used in this Article, the following definitions shall apply:

12.1.1                  The term “Hazardous Substance” means quantities of any substances or materials which are categorized or defined as hazardous or toxic under any present or future local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, cleanup or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”, 42 U.S.C. Sect. 9601, et. seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. Sect. 6901, et. seq.), as amended, the Clean Water Act (33 U.S.C. Sect. 1251, et. seq.), as amended, the Clean Air Act (42 U.S.C. Sect. 7401, et. seq.), as amended, Superfund Amendments and Reauthorization Act, or state super lien or environmental cleanup or disclosure statutes (all such laws and regulations being referred to herein collectively as “Environmental Laws”).

12.1.2                  “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

12.1.3                  “Notice” means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any federal, state or local governmental agency or authority or any other entity or individual (including, without limitation, any owner of property adjacent to or near the Premises or any other entity or individual suffering or alleging property damage or personal injury) concerning any intentional or unintentional act or omission that has resulted in or may result in the Release of a Hazardous Substance into the “environment” as such term is defined in CERCLA, from or on the Premises or Project, or any actual or constructive knowledge, after due inquiry and investigation, of any fact that could give rise to any of the above.

12.1.4                  “Environmental Condition” means any condition with respect to the air, soil, surface, surface water, groundwater, stream sediments and any similar condition that currently or in the future could require investigative or remedial action and/or may result in claims, demands or liabilities against or to Tenant by third parties, including, without limitation, any federal, state or local governmental agency or authority, any owner of property adjacent to or near the Premises or any other entity or individual suffering or alleging property damage or personal injury.

12.2                           Tenant’s Obligations with respect to Hazardous Substances. Tenant shall not cause or permit, and shall not permit its agents, employees or contractors to cause or permit, any Release at or on the Premises of any Hazardous Substances in violation of, or in a manner which is reasonably likely to result in a violation of or liability under any Environmental Laws. Tenant shall exercise, and shall cause its subtenants and its and their respective agents, employees and contractors to exercise due care in the handling, storage or transportation of any Hazardous Substances. Tenant shall not permit the Premises to be used or operated in a manner that may cause the Premises to be contaminated by any Hazardous Substances in violation of, or in a manner which is reasonably likely to result in a violation of or liability under, any Environmental Laws. Tenant covenants that it shall cause any maintenance, repairs or alterations of the Premises undertaken by, through or under the Tenant to be done in a way so as not to violate Environmental Laws or expose persons working on or visiting the Premises to Hazardous Substances in excess of safety levels established by applicable Environmental Laws.

12.3                           Tenant’s Indemnification with respect to Hazardous Substances. Tenant shall be solely responsible for and shall defend, indemnify and hold harmless Landlord and all other Landlord Indemnified Parties from and against all claims, liability and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel), arising out of, in respect of or in connection with (i) Tenant’s breach of its obligations in this Article, (ii) the occurrence of any Environmental Condition not caused by Landlord at, on or under the Premises at any time during the Lease Term, (iii) the Release, threatened Release or presence of any Hazardous Substances not caused by Landlord at, on or under the Premises at any time during the Lease Term, or (iv) any matters arising under or relating to any Environmental Law and relating to the Tenant or the Premises.

12.4                           Notices of Environmental Issues. Immediately upon obtaining knowledge thereof, Tenant shall give to the Landlord notice of the occurrence of any of the following events: (i) the failure of the Tenant or the Premises to comply with any Environmental Law in any manner whatsoever; (ii) the issuance to the Tenant or any assignee thereof of any Notice with regard to the Premises or the use thereof; (iii) any notice (written or oral) of a pending or threatened investigation as to whether the Premises or the Tenant’s (or its assignees’) operations on the  Premises are in compliance with or may lead to liability to the Tenant or the Landlord under any Environmental Law; or (iv) the occurrence of an event or the existence of a situation which is reasonably likely to result in a violation of or liability under an Environmental Law with respect to the Premises or which is likely to result in the Tenant being liable to the Landlord by virtue of the indemnity given by the Tenant pursuant to this Article.

12.5                           Landlord’s Right to Inspect. If Landlord believes that Environmental Laws are being violated on the Premises, or at the request of any prospective purchaser of the Premises or any prospective lender, Landlord and its agents shall have the right, but not the duty, to inspect the Premises and conduct tests thereon at any time to determine whether or the extent to which there is Hazardous Substances or toxic or infectious waste on the Premises. Landlord shall have the right to immediately enter upon the Premises to remedy any contamination found thereon. In exercising its rights herein, any interference with Tenant’s business shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby. If Landlord performs any testing or other investigation to ascertain whether there has been a Release of Hazardous Substances in violation of any Environmental Laws, then Landlord’s reasonable costs incurred in connection with such testing shall be reimbursed by Tenant to Landlord upon demand, as additional Rent, together with interest thereon at the Default Interest Rate from the date of Landlord’s disbursement until paid. At Landlord’s request, Tenant shall execute affidavits, representations and estoppels from time to time, concerning Tenant’s knowledge and belief regarding the presence of any Hazardous Substance on the Premises. The covenants and obligations of Tenant hereunder shall survive any termination or expiration of the Lease Term.

12.6                           Survival. The indemnity obligations of the Tenant and the rights and remedies of the Landlord under this Article shall survive the termination of this Lease.

ARTICLE XIII - DEFAULTS AND REMEDIES

13.1                           Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” on the part of the Tenant:

13.1.1                  Intentionally Omitted;

13.1.2                  The failure by Tenant to observe, pay or perform any covenant or obligation under this Lease (excluding, however, the obligation to cause construction of the Plant to be substantially completed on or before the Required Completion Date as set forth in Section 2.6  and the obligations of Tenant under Section 5.1.1) not covered by the other provisions of this Section 13, as and when required, and such failure is not cured within thirty (30) days after Landlord gives Tenant written notice thereof, provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required to cure the same, then a Default shall not be deemed to have occurred if (1) Tenant promptly commences such cure within the aforesaid thirty (30) day period, (2) Tenant diligently and in good faith pursues such cure until fully cured, and (3) Tenant completes such cure in any event within one hundred twenty (120) days after Landlord gave such notice; provided, however, notwithstanding the foregoing, Landlord shall have no right to terminate the Lease until the expiration of Leasehold Lender’s cure rights set forth in that certain Landlord and Mortgagee Agreement by and between Landlord and Leasehold Lender;

13.1.3                  Intentionally Omitted;

13.1.4                  The purported subletting of the Premises or any part thereof or purported assignment of this Lease by Tenant without the prior written consent of Landlord;

13.1.5                  Tenant shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself for all or a substantial part of its assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or seek an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against itself in any bankruptcy, reorganization or insolvency proceedings, (vi) take any action to effectuate any of the foregoing, or (vii) become insolvent, (viii) have filed against it a petition in bankruptcy which is not dismissed within sixty (60) days after the filing thereof; or (ix) suffer any material adverse change to its financial condition from such condition on the date hereof;

13.1.6                  The leasehold interest of Tenant is levied upon under execution or is attached by process of law; or

13.1.7                  Intentionally Omitted.

13.2                           Remedies. If a Default occurs, then Landlord may exercise any one or more of the following remedies, to the extent permitted by law, or any other legal or equitable remedy permitted under applicable Laws:

13.2.1                  Landlord may terminate this Lease (and accelerate the Lease Term Expiration Date) upon the delivery of notice thereof to Tenant and Landlord shall have the right to immediate possession of the Premises and Tenant shall peacefully surrender possession of the Premises to Landlord. Tenant hereby waives any and all rights it may have, at law or in equity, to the receipt of notice of default or demand for forfeiture, except as expressly provided herein. In the event Tenant holds the Premises over beyond the termination of the Lease Term, Landlord shall have the right to recover Landlord’s cost in recovering possession of the Premises (including, without limitation, attorneys’ fees and litigation costs and expenses), such amounts as may be permitted under applicable law and any other amounts due and payable to Landlord hereunder (including, without limitation, past-due Rent). In addition to the foregoing, if the Lease is terminated as aforesaid, then Landlord shall also have the right to recover from Tenant all damages allowable to Landlord under applicable Law as a result of a Default under this Lease.

Landlord shall have no obligation to mitigate such damages, notwithstanding any obligation which may be implied under applicable Laws, and the parties agree that such agreement is a material part of the consideration for this Lease.

13.2.2                  Landlord, without terminating this Lease, shall have the right to terminate Tenant’s right to possess the Premises and to recover possession thereof and Tenant shall peacefully surrender the Premises to Landlord. Tenant hereby waives any and all rights it may have, at law or in equity, to the receipt of notice of default or demand for forfeiture, except as expressly provided herein. Landlord, at Landlord’s option and without any obligation, may cause the Premises to be prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant, for a term to expire prior to, at the same time as, or subsequent to the expiration of the Lease Term, at Landlord’s option. In the event of such reletting, Landlord shall receive the rents therefor, applying the same first, to the repayment of reasonable expenses as Landlord may have incurred in connection with said resumption of possession, preparing for reletting and reletting (including, without limitation, remodeling costs, brokerage and attorneys’ fees), and, second, to the payment of damages and amounts equal to the Rent due hereunder and to the cost of performing the other obligations of Tenant as herein provided. Tenant, regardless of whether Landlord has relet the Premises, shall pay to Landlord damages equal to the  Rent herein agreed to be paid by Tenant less the proceeds of the reletting, if any, and such Rent shall be due and payable by Tenant on the days on which Rent is due hereunder. Landlord shall have no obligation to mitigate damages, notwithstanding any obligation which may be implied under applicable Laws, and the parties agree that such agreement is a material part of the consideration for this Lease.

13.2.3                  Landlord may perform for Tenant any of the obligations Tenant has agreed to perform hereunder if Tenant has defaulted in the performance of such obligations. Upon demand, Tenant shall reimburse Landlord for Landlord’s cost of performing for Tenant together with an administrative charge equal to five percent (5%) of Landlord’s cost of performance as aforesaid. Any amounts so expended by Landlord shall be immediately due and payable and the failure of Tenant to pay such amounts shall entitle Landlord to all of the rights and remedies available to it as if Tenant had defaulted in the payment of Rent.

13.2.4                  Tenant shall pay to Landlord, upon demand, interest at the Default Interest Rate, compounded monthly, on any past-due payments of Rent, which interest shall commence to accrue on the first day after the due date of any such payment regardless of any cure or grace periods which may be granted hereunder or with respect thereto.

13.2.5                  If a Default relates to the failure of Tenant to pay an installment of Rent, then Tenant shall pay to Landlord, upon demand, a late fee equal to five percent (5%) of the amount not paid. The payment of any such late fee shall not cure any Default caused by the failure to make such payment within the applicable cure period.

13.2.6                  Landlord shall have the right at any time after a Default, and without demand or notice, to bring an action for forcible entry, forcible detainer or forcible entry and forcible detainer or other legal proceedings as Landlord may elect.

13.2.7                  If a Default causes Landlord to be in default under the provisions of any loan agreement secured by a mortgage against Landlord’s interest in the Premises, then Tenant shall, in addition to any other rights or remedies available to Landlord under this Lease or applicable law, pay to Landlord any and all losses, damages and expenses suffered or incurred by Landlord as a result thereof.

13.2.8                  If Landlord elects to file suit to enforce this Lease or otherwise to protect its rights hereunder, in addition to the other remedies provided in this Lease and by law, Landlord may have the appointment of a receiver of the Premises.

13.2.9                  Suits for the recovery of other damages may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired. All remedies of Landlord pursuant to this Section 13.2 and all rights and remedies of Landlord at law or in equity are non-exclusive, cumulative and concurrent.

13.3                           Limitation of Landlord’s Liability.

13.3.1                  The term “Landlord” as used herein means only the current owner or owners of fee title to the Fee Parcel and the current owner or owners of leasehold title to the Leasehold Parcel. Notwithstanding anything to the contrary in this Lease, Tenant shall look solely to the estate and property of the Landlord in the Premises for the satisfaction of the Tenant’s remedies in the event of any breach by the Landlord relative to this Lease and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any liability of Landlord to Tenant. If any Landlord conveys its interest in the Premises to a third party, then the transferor shall be relieved of any further liability under this Lease for any matters attributable to the period after the effectiveness of such conveyance.

13.3.2                  Neither Landlord nor its property manager, nor any of their respective employees, owners, agents or contractors, shall be liable to Tenant or its employees, agents, contractors or invitees for any interruption of services to or unavailability of materials at the Premises (including, without limitation, utilities, trash removal, maintenance and elevators service) or for any denial of access thereto caused by Force Majeure Causes or other circumstances not within the reasonable control of Landlord or its property manager, provided, however, Landlord or its property managers shall do all things commercially reasonable to enable Tenant to restore services, availability of materials and access promptly and without delay.

13.3.3                  Neither Landlord nor its property manager, nor any of their respective employees, owners, agents or contractors, shall be liable to Tenant or its employees, agents, contractors or invitees for injury or damage to persons or property caused by the theft, vandalism or other criminal or tortious conduct of others (except for Landlord) and Tenant hereby acknowledges that Tenant’s occupancy of the Premises and use of the same is at Tenant’s own risk.

13.4                           Tenant’s Liability After Default. If there exists any uncured Default by Tenant, without thereby waiving such Default, Landlord may (but is not obligated to) perform the same for the account and at the expense of Tenant. If Landlord elects to perform such obligation for the account of Tenant, upon Landlord’s written demand, Tenant shall reimburse Landlord for the full amount paid by Landlord together with Landlord’s expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and interest at the Default Interest Rate from the date of Landlord’s disbursement until paid.

13.5                           Tenant Bankruptcy. Should Tenant file, or have filed against it, a petition under Bankruptcy Code (11 U.S.C. § 101 et. seq., as from time to time amended) and such petition is not dismissed within sixty (60) days of such filing, then a Default shall be deemed to have occurred hereunder, and Landlord shall be entitled to all rights and remedies hereunder and otherwise.

13.5.1                  If Tenant becomes a debtor under Chapter 7 or Chapter 11 of the Bankruptcy Code and Tenant’s trustee or Tenant, as debtor-in-possession (such trustee or debtor-in-possession being referred to herein as “Tenant’s Trustee”), shall elect to assume this Lease for its own use or for the purpose of assigning the same or otherwise, then such election or assignment may be made only if all of the provisions of this paragraph are satisfied. If Tenant’s Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of a petition or such additional time as provided by the Bankruptcy Court within such 60-day period, then this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant’s trustee and this Lease shall terminate, but Landlord’s right to be compensated for damages in any such proceeding shall survive

13.5.2                  If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11, then Tenant’s Trustee must elect to assume this Lease within the earlier of (i) confirmation of the plan, or (ii) one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or such transfer thereto, or this Lease shall be deemed to have been rejected. If Tenant’s Trustee has failed to perform all of Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for such performance, then no election to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions have been satisfied:

(a)                                  Tenant’s Trustee has cured or has provided Landlord with Assurance (as defined below) that it will cure, (1) all monetary defaults under this Lease within ten (10) days from the date of such assumption, and (2) all non-monetary defaults under this Lease within thirty (30) days from the date of such assumption;

(b)                                 Tenant’s Trustee has compensated, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption it will compensate Landlord for any pecuniary loss incurred by Landlord arising from the default of Tenant or Tenant’s Trustee indicated in any statement of pecuniary loss sent by Landlord to Tenant’s Trustee;

(c)                                  Tenant’s Trustee has provided Landlord with Assurance of the future performance of each of the obligations under this Lease of Tenant or Tenant’s Trustee and has deposited with Landlord, as security for the timely payment of Rent hereunder, an amount equal to three (3) monthly installments of Base Rent; and the obligations imposed upon Tenant’s Trustee shall continue with respect to Tenant or any assignee of Tenant’s interests in this Lease after the completion of bankruptcy proceedings; and

(d)                                 Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises.

For purposes of this paragraph, Landlord and Tenant acknowledge that “Assurance” shall mean no less than: (i) Tenant’s Trustee has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (ii) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or Tenant’s Trustee shall have been granted a valid and perfected priority lien and security interest and/or mortgage in property of Tenant or Tenant’s Trustee, subject only to the Leasehold Mortgage, acceptable as to value and kind to Landlord to secure to Landlord the obligation of Tenant’s trustee to cure the defaults under this Lease, monetary and non-monetary, within the time periods set forth above.

13.5.3                  If Tenant’s Trustee has assumed this Lease pursuant to the terms and provisions of this paragraph for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of any such assignment. As used herein, “adequate assurance of future performance” shall mean that no less than each of the following conditions have been satisfied:

(a)                                  The proposed assignee has furnished Landlord with (1) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant’s obligations under this Lease, and/or (2) a guarantee or guarantees in form and substance satisfactory to Landlord for one or more persons with aggregate net worth equal to or in excess of Tenant’s net worth as of the date hereof Tenant hereby acknowledges Landlord’s reliance upon the provisions of this subparagraph;

(b)                                 Said assignment shall be subject to Landlord’s receipt from said assignee of Assurance, as defined above, along with a prior finding by the Bankruptcy Court of compliance with all provisions of § 365 of the Bankruptcy Code; and

(c)                                  Any such assignment shall be specifically subject to all the provisions hereof.

ARTICLE XIV - HOLDOVER, SURRENDER AND REMOVAL

14.1                           Holdover. Tenant shall not remain in possession of the Premises or any part thereof after the Termination Date. If Tenant fails to peacefully surrender possession of the Premises after Tenant’s right to possession has terminated, then Tenant shall indemnify and hold harmless Landlord for any and all claims, actions, causes of action, liabilities, penalties, forfeitures, damages, losses or expenses (including, without limitation, attorneys’ fees and consequential damages) resulting from Tenant’s holdover of possession of the Premises. In no event, however, will Tenant be liable to Landlord for less than double the Base Rent for any period of holdover, plus any additional Rent which may become due and payable.

14.2                           Surrender of Possession. Upon the Termination Date, Tenant shall surrender to Landlord possession of the Premises, subject only to the Permitted Exceptions. All alterations, improvements, additions and utility installations which may be made on the Premises shall thereupon become the property of Landlord and shall remain upon and be surrendered with the Premises. Tenant agrees to surrender the Plant and the other Improvements in good condition.

14.3                           Tenant’s Quitclaim. Upon the expiration of the Lease Term, or any sooner termination of this Lease, Tenant shall be deemed to have conveyed, without the necessity of any further act or deed to Landlord all right, title and interest of Tenant in and to the Plant and the other Improvements. If requested by Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord a proper instrument in writing, releasing and quitclaiming the Plant and the other Improvements to Landlord and acknowledging the termination of this Lease (except for those rights and obligations hereunder intended to survive the termination hereof), but the failure of Tenant to take any such action shall not affect the rights of the parties hereunder.

ARTICLE XV - REPRESENTATIONS AND WARRANTIES

15.1                           Other Representations and Warranties by Landlord. Landlord represents and warrants to Tenant as of the Effective as follows:

15.1.1                  Landlord is a corporation, duly organized, validly existing, and in good standing under the laws of the State;

15.1.2                  To the extent required by applicable Laws, Landlord is qualified to do business in the State;

15.1.3                  Landlord has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Lease and to perform Landlord’s obligations pursuant to this Lease;

15.1.4                  Landlord’s execution of this Lease does not (a) conflict with, result in a breach of the terms, conditions, or provisions of, constitute a default under, or result in a termination of, any trust, agreement, or instrument to which Landlord is a party or by which Landlord is bound; (b) violate any restriction to which Landlord is subject; (c) constitute a violation of any code, resolution, law, statute, regulation, ordinance, judgment, rule, decree, order, agreement, organizational document, or bylaw applicable to Landlord or any portion of the Premises; or (d) other than pursuant to this Lease, result in the creation of any lien, charge, or encumbrance upon any portion of the Premises;

15.1.5                  Landlord is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code; and

15.1.6                  This Lease is the legal, valid, and binding agreement of Landlord, enforceable against Landlord in accordance with its terms.

15.2                           Representations and Warranties by Tenant. Tenant represents and warrants to Landlord as of the Effective Date and throughout the Lease Term as follows:

15.2.1                  Tenant is a  limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Illinois;

15.2.2                  To the extent required by applicable Laws, Tenant is qualified to do business in the State;

15.2.3                  Tenant has all requisite power and authority, has taken all actions required by its organizational documents and applicable Law, and has obtained all necessary consents, to execute and deliver this Lease and to perform Tenant’s obligations pursuant to this Lease;

15.2.4                  Tenant’s execution of this Lease does not (a) conflict with, result in a breach of the terms, conditions, or provisions of, constitute a default under, or result in a termination of, any trust, agreement, or instrument to which Tenant is a party or by which Tenant is bound; (b) violate any restriction to which Tenant is subject; (c) constitute violation of any code, resolution, law, statute, regulation, ordinance, judgment, rule, decree, order, agreement, organizational document, or bylaw applicable to Tenant; or (d)

other than Tenant’s (i) leasehold estate in the Premises and (ii) interest in the Easements, result in the creation of any lien, charge, or encumbrance upon any portion of the Premises;

15.2.5                  this Lease is the legal, valid, and binding agreement of Tenant, enforceable against Tenant in accordance with its terms.

ARTICLE XVI - PROJECT DEVELOPMENT

16.1                           Easements and Dedications. In order to facilitate the development of the Premises, the parties understand and agree that it may be necessary, desirable, or required that street, water, sewer, drainage, gas, power lines, and other utilities, easements, dedications, and similar rights be granted or dedicated to, over, or within portions of the Premises or other land owned by Landlord in the vicinity of the Premises. From time to time during the Lease Term, Landlord agrees to execute, acknowledge, and deliver such reasonable documents as Landlord and Tenant mutually determine are appropriate, necessary, or required by any governmental agencies, public utilities, or private companies for the purpose of granting such easements, rights, and dedications.

16.2                     Zoning. In the event that it is necessary or appropriate to obtain use permits, zoning classifications, zoning variances, subdivision approval, plan approval,  permits, or the like with respect to the Premises or any Improvements, Landlord shall execute such reasonable documents, petitions, applications, and authorizations as Landlord and Tenant mutually determine are appropriate or required with respect to the Premises, or any part of the Premises, for the purposes of obtaining such use permits, zoning classifications, rezoning, variances, tentative and/or final tract approval, plan approval, and further, for the purposes of annexation to or the creation of districts and governmental subdivisions.

16.3                           Expenses. Tenant shall pay all costs and expenses with respect to the provisions of this Section 16.

16.4                           Ownership of Plants, Improvements, and Fixtures. Any and all Improvements located, constructed, placed, maintained, repaired, or altered on any part of the Premises during the Lease Term shall be owned by Tenant during the Lease Term. At the Termination Date, all such Improvements (excluding Tenant’s and any Sublessee’s personal property) shall remain on the Premises and become the property of Landlord.

ARTICLE XVII - INDEMNITY  PROVISIONS

17.1                           Indemnity by Tenant. Tenant hereby agrees to indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless all of the Landlord Indemnified Parties from and against, any and all liabilities, losses, damages, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature resulting from or arising out of any injury to or death of any person or damage to or loss of property to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Indemnified Party; provided, however, that Tenant shall have no obligation to indemnify, defend or hold harmless any Landlord Indemnified Party to the extent the any liability, loss, damage, expense, suit, demand or judgment is attributable to negligence or willful misconduct of any Landlord Indemnified Party.

17.2                           Indemnity by Landlord. Landlord hereby agrees to indemnify, defend (by counsel reasonably acceptable to Tenant) and hold harmless all of the Tenant Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature resulting from or arising out of any injury to or death of any person or damage to or loss of property to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Indemnified Party; provided, however, that Landlord shall have no obligation to indemnify, defend or hold harmless any Tenant Indemnified Party to the extent the any liability, loss, damage, expense, suit, demand or judgment is attributable to negligence or willful misconduct of any Tenant Indemnified Party.

ARTICLE XVIII – LANDLORD’S RIGHT OF FIRST OFFER

18.1                           Landlord’s Right of First Offer. In the event that at any time during the term of this Lease, Tenant shall desire to sell the Improvements or any portion of Tenant’s right, title and interest in, to and under this Lease (“Tenant Offer Property”), either singularly or in conjunction with other property, Landlord is hereby given the right of first offer to purchase the same in accordance with the procedures hereinafter set forth. Tenant shall notify Landlord in writing of the terms (none of which shall be inconsistent with the terms set forth in this Article XVIII), including the purchase price, on which Tenant is willing to sell the Tenant Offer Property (the “Tenant Offer”). Landlord shall have thirty (30) days (the “Offer Period “) after receipt of the Tenant Offer within which to notify Tenant in writing that Landlord accepts the Tenant Offer. If Landlord fails to timely accept such Tenant Offer, Tenant shall be, subject to the provision of Article IX, entitled for a period of one (1) year after the expiration of the Offer Period, to sell the Tenant Offer Property to any other person or entity at a purchase price that is not less than the purchase price set forth in such Tenant Offer and on such other terms as are no more favorable to the purchaser than the other terms set forth in the Tenant Offer. If Tenant fails to sell the Tenant Offer Property to a third party prior to the first anniversary of the Offer Period, Landlord’s right of first offer shall remain applicable to subsequent offers.

18.2                           Closing Regarding Tenant Offer Property. In the event that Landlord elects to accept the Tenant Offer, the closing of the transaction shall take place at a time and date (not more than sixty (60) days after Landlord’s notice of acceptance) specified in the aforesaid notice from Landlord at the offices of a title company, bank or attorney in the county in which the Land is located as specified by Landlord in such notice. On the closing date, Tenant shall convey to Landlord all of Tenant’s right, title and interest in and to the Tenant Offer Property. Such conveyance shall be made by a special warranty deed and shall be made free and clear of any lien or encumbrance created or suffered by Tenant other than the Permitted Exceptions. At the closing, Tenant shall deliver to Landlord, in addition to the aforesaid special warranty deed, appropriate resolutions, affidavits or certificates confirming the authority of Tenant to make the contemplated conveyance to Tenant or which are reasonably and customarily required by the title company. Landlord’s obligation to close the purchase contemplated hereby is conditioned upon the issuance to Landlord of an owner’s title insurance policy in the amount of the purchase price consistent with the state of title described above. Simultaneously with said conveyance, Landlord shall pay the purchase price to Tenant by wire transfer of good funds in accordance with Tenant’s wire transfer instructions. At closing, any and all title insurance premiums, survey charges, escrow charges, transaction taxes and closing costs shall be allocated between Landlord and Tenant in accordance with the local custom with respect to the closing of sales of commercial properties in the county in which the Tenant Offer Property is located.

18.3                           Default Regarding Tenant Offer Property. If Landlord accepts a Tenant Offer and either party thereafter defaults in the performance of its obligations pursuant to this Article XVIII, then the other party shall have the right to (A) specifically enforce the defaulting party’s obligations under this Article XVIII, and (B) exercise any other right or remedy available to it under applicable law or in equity.

ARTICLE XIX-LANDLORD’S PURCHASE OPTIONS

19.1                           Intentionally Omitted.

ARTICLE XX-FINANCING

20.1                           Tenant’s Financing. Tenant shall have the right, at any time and from time to time, in addition to any other rights herein granted and without any requirement to obtain Landlord’s consent, to encumber any or all of the improvements and Tenant’s leasehold interest hereunder. Tenant and Landlord acknowledge and agree that so long as any Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Lender to Landlord, the following provisions shall apply in respect of such Leasehold Lender notwithstanding any other provisions of this Lease to the contrary:

20.1.1                  There shall be no cancellation, termination, surrender, acceptance of surrender, amendment or modification of this Lease by joint action of Landlord and Tenant, nor shall Landlord recognize any such action by Tenant alone, without in each case the prior consent in writing of Leasehold Lender. No merger shall result from the acquisition by, or devolution upon, any person or entity of both the fee estate in the Land and the leasehold estate created by this Lease. Any such attempted cancellation, termination, surrender, amendment, modification or merger of this Lease without the prior written consent of Leasehold Lender shall be of no force or effect.

20.1.2                  Leasehold Lender shall be given notice of any arbitration or action, suit or other proceeding or dispute between the parties and shall have the right to intervene therein and be made a party thereto if Tenant fails to do so. In any event, Leasehold Lender shall receive notice, and a copy, of any award, decision or judgment rendered in such arbitration, action, suit or other proceeding.

20.1.3                  If there is a condemnation or taking by eminent domain in respect of the Premises, any award or payment which is to be paid to Tenant shall be paid instead to the Leasehold Lender. If a condemnation or taking by eminent domain results in a termination of this Lease, Tenant’s portion of the award or payment shall be paid to the Leasehold Lender.

20.1.4                  No payment made to Landlord by Leasehold Lender shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and the Leasehold Lender having made any payment or portion thereof to Landlord pursuant to Landlord’s wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof.

20.1.5                  In connection with the rights of Leasehold Lender to cure Tenant’s defaults under this Lease and to protect its security, Landlord and Tenant hereby expressly grant to Leasehold Lender, and agree that Leasehold Lender shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Leasehold Lender, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Tenant, without any obligation to do so.

20.1.6                  Intentionally Omitted.

20.1.7                  In the event Leasehold Lender or its designee (by foreclosure, conveyance in lieu of foreclosure or otherwise), or the purchaser at a foreclosure sale or the assignee or designee of such purchaser, acquires Tenant’s interest in this Lease, the Leasehold Lender or its designee shall not be bound by any modification or amendment to this Lease occurring after the granting of such Leasehold Mortgage unless approved by the Leasehold Lender in writing.

20.1.8                  In the event Leasehold Lender or its designee (by foreclosure, conveyance in lieu of foreclosure or otherwise), or the purchaser at a foreclosure sale or the assignee or designee of such purchaser or Leasehold Lender, acquires Tenant’s interest herein, such party shall thereupon become Tenant under this Lease and hereby agrees to perform each and all of Tenant’s obligations and covenants hereunder; provided, however, that any defaults by Tenant under this Lease which do not involve the payment of money and which cannot, due to the nature thereof, be satisfied or cured by such party shall be deemed waived.

20.1.9                  Nothing in this Section 20.1 shall be deemed or construed to create or impose any obligation, covenant or liability, whatsoever, upon Leasehold Lender: (a) for the payment of any Rent or any additional monetary sums due under this Lease; (b) for the performance of any of Tenant’s covenants and agreements hereunder; or (c) to cure any default by the Tenant under this Lease, and neither Tenant nor Landlord shall have any claims against Leasehold Lender for its failure to make any payment or take any action which it is entitled to take under this Section 20.1 until such time as Leasehold Lender assumes possession of the Premises or acquires the Tenant’s interest in the Lease, and then only for as long as it remains in possession or the owner of the leasehold estate created thereby.

20.1.10  The liability of Leasehold Lender, its successors and assigns, shall be limited in all respects to its interest in this Lease and the leasehold estate created hereby and Leasehold Lender shall have no personal liability hereunder and no judgment or decree shall be enforceable beyond the interest of Leasehold Lender in the leasehold estate created under this Lease or shall be sought or entered in any action or proceeding brought in connection with this Lease.

20.1.11  Intentionally Omitted.

20.1.12  Subject to the terms of its Leasehold Mortgage and to the extent permitted therein, should Leasehold Lender be entitled to the appointment of a receiver for all or any part of the Premises (a “Receiver”), without regard to whether Leasehold Lender has commenced an action to foreclose the lien of its Leasehold Mortgage and without regard to the nature of the action in which the appointment of a receiver is sought, Landlord agrees that it will not oppose any such appointment, whether or not entitled by the terms of this Lease to do so. Notwithstanding anything to the contrary contained in this Lease, the appointment of a Receiver for the Premises or any part thereof by any court at the request of Leasehold Lender or by agreement between Tenant and Leasehold Lender, or the entering into possession thereof by such Receiver, shall not be deemed to make Leasehold Lender a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Premises and shall not, in and of itself, constitute default under this Lease.

20.1.13  Tenant and Landlord agree that the provisions of this Section 20.1 are for the benefit of and shall be enforceable by Leasehold Lender and its respective successors and assigns who comply with the provisions of this Section 20.1.

20.2                           Tenant Bankruptcy. If Tenant becomes the subject of a bankruptcy or insolvency proceeding, then the parties agree as follows (subject to the provisions of applicable bankruptcy law):

20.2.1                  Landlord and Tenant shall immediately notify Leasehold Lender thereof;

20.2.2                  Intentionally Ommitted;

20.2.3                  If this Lease is rejected in such a proceeding, then, within thirty (30) days after a written demand from Leasehold Lender, Landlord shall enter into a new lease with Leasehold Lender on the same terms as this Lease for the balance of the term of this Lease, effective upon such termination of this Lease (provided that such obligation will terminate and expire on the date 20 years and 11 months following the death of the last to die of those lineal descendants of George W. Bush, the President of the United States, now living on the date of this Lease); subject to the obligation of the Leasehold Lender to cure any outstanding and reasonably curable defaults on the part of the Tenant under this Lease; and

20.2.4                  Leasehold Lender will have the right to apply for an extension of the 60-day period under Bankruptcy Code Section 365(d) or any successor provision.

20.3                           Foreclosure Sale. In the event that the Leasehold Mortgage is foreclosed, Tenant agrees not to oppose the inclusion in the judgment of foreclosure of the right of first refusal in favor of Landlord that is set forth in Section 8 of the Landlord and Mortgagee Agreement.

ARTICLE XXI - GENERAL PROVISIONS

21.1                           Conditions and Covenants. All of the provisions of this Lease shall be deemed as running with the Land, and construed to be “conditions” as well as “covenants” as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

21.2                           Survival. All representations, warranties and indemnities of Tenant and Landlord under this Lease shall survive the expiration or sooner termination of this Lease.

21.3                           No Waiver of Breach. No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach or default thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

21.4                           Notices. Unless otherwise specifically provided in this Lease or by applicable Law, any and all notices or other communications required or permitted by this Lease or by applicable Law to be served on, given to, or delivered to or from any party to this Lease shall be writing and shall be effective for all purposes if the same is sent by mailing the same by postage prepaid registered or certified mail, return receipt requested, or by overnight courier service (provided that a receipt is required at the notice address set forth below). The date of the delivery of the notice or demand shall be deemed the date of the addressee’s receipt thereof (unless the notice or demand is not accepted, in which case the date of refusal of delivery shall be deemed the date of receipt thereof).

LANDLORD:	Bunge Milling, Inc.
11720 Borman Drive
P.O. Box 28500
St. Louis, MO 63146
Attn: General Manager
Facsimile: (314) 292-2533

With a copy to:	Bunge North America, Inc.
11720 Borman Drive
P.O. Box 28500

St. Louis, MO 63146
Attn: Legal Department
Facsimile: (314) 292-2521

TENANT:	Biofuels Company of America, LLC
1661 International Drive, Suite 400
Memphis, Tennessee 38120
Attn: Mark A. Burke
Facsimile: (901) 818-3000

with a copy to:	Wyatt, Tarrant & Combs, LLP
500 West Jefferson Street
Suite 2800
Louisville, Kentucky 40202
Attn: Robert A. Heath
Facsimile: (502) 589-0309

with a copy to:	Fifth Third Bank
8000 Maryland Avenue, Suite 1400
St. Louis, Missouri 63105
Attn: Shawn Hagan and Mary Ann Lemonds
Facsimile: (314) 889-3377

and also:	Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
Attn: Edward J. Lieberman
Facsimile: (314) 480-1505

Any party may change its address for the purpose of this Lease by giving written notice of such change to the other party in the manner provided in this Section. Notice given by counsel for a party shall be deemed notice by such party.

21.5                           Gender. The use herein of any gender includes all others, and the singular number includes the plural and vice-versa, whenever the context so requires.

21.6                           Captions. Captions in this Lease are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Lease or any of the terms hereof.

21.7                           Entire Agreement. This Lease and any other agreements referred to herein contain the entire agreement between the parties regarding the subject matter hereof. Any prior or contemporaneous oral representations, agreements, understandings and/or statements shall be of no force and effect.

21.8                           Waiver; Amendment. No modification, waiver, amendment, discharge or change of this Lease shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

21.9                           Attorney’s Fees. If either party retains an attorney to enforce this Lease, the prevailing party shall be entitled to recover, in addition to all other items of recovery permitted by law, reasonable attorneys’ fees and costs incurred through litigation, bankruptcy proceedings and all appeals.

21.10                     Time. Time is of the essence of each obligation of each party hereunder.

21.11                     Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois, without regard to its rules relating to conflicts of laws.

21.12                     Binding Effect. Subject to any provision of this Lease that may prohibit or curtail assignment of any rights hereunder, this Lease shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

21.13                     Severability. If any term, provision, covenant or condition of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21.14                     Counterparts. This Lease is executed in multiple counterparts, each of which shall be deemed an original and when taken together will constitute one instrument, and may be executed and delivered by facsimile signature, which shall be considered an original.

21.15                     Estoppel Certificates. Each party shall execute, acknowledge and deliver to the other party, within twenty (20) days after requested by the other party, a statement in writing certifying, if such is the case, that this Lease in unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified); the Effective Date; the dates for which the rent and other charges have been paid; any alleged defaults and claims against the other party and providing such other factual information as shall be reasonably requested.

21.16                     Broker. Landlord and Tenant each represent and warrant that it has had no dealings or conversations with any real estate broker in connection with a negotiation and execution of this Lease. Landlord and Tenant each agree to defend, indemnify and hold harmless the other against all liabilities arising from any claim of any real estate brokers, including cost of counsel fees, resulting from their respective acts.

21.17                     Financial Statements. Tenant hereby agrees, from time to time and within ten (10) days of receipt of a request therefor, to furnish to Landlord, its lender or proposed lender, or all of the foregoing, copies of Tenant’s most recent financial statements including a balance sheet and a statement of income and expense prepared as of the end of the most recent full fiscal year of Tenant, which financial statements shall be audited by a firm of certified public accountants or shall be certified by Tenant’s chief financial officer as being prepared in accordance with generally accepted accounting principles consistently applied and fairly representing the financial condition of Tenant as the date thereof. Without the necessity of a request by Landlord, Tenant will deliver to Landlord copies of all financial statements, reports, notices and proxy statements sent by Tenant to its stockholders; provided, however, that if such statements and reports do not include the following information, Tenant will deliver within ninety (90) days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries as at the end of such year and a statement of profits and losses of Tenant and its consolidated subsidiaries for such year setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within sixty (60) days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter and statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified by a financial officer of Tenant, as applicable, having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.

21.18                     Memorandum of Lease. Contemporaneously with the execution of this Lease, Landlord and Tenant shall execute and acknowledge a Memorandum of this Lease (the “Memorandum”) for purpose of recordation. The Memorandum shall be in the form attached hereto as Exhibit C. Either party may record the Memorandum in the appropriate public records. Upon termination of this Lease, Tenant agrees, upon demand, to execute a release of the Memorandum in recordable form.

21.19                     Waiver of Jury Trial. To the extent permitted by law and applicable policies of insurance, each party hereto hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

[See next page for signatures.]

SIGNATURE PAGE FOR

GROUND LEASE AGREEMENT

IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant, through their respective duly authorized representatives, on the dates set forth below.

LANDLORD:

BUNGE MILLING, INC., an Illinois corporation

By:	/S/ David A. Kabbes

Name:	David A. Kabbes

Title:	Secretary

TENANT:

BIOFUELS COMPANY OF AMERICA, LLC, an Illinois limited liability company

By:	/S/ Mark A. Burke

Name:	Mark A. Burke

Title:	President

Schedule of Exhibits

A                                      Legal Description of Land

B                                        Permitted Exceptions

C                                        Form of Memorandum of Lease

EXHIBIT A

LEGAL DESCRIPTION OF LAND

A tract of land being part of the Northwest Quarter of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion County, Illinois and also part of Chs’ Leverenz First Addition to the City of Danville, Vermilion County, Illinois, Edward C. Lamm’s Addition to Danville, Illinois and Fred Stebe’s Addition to the City of Danville, Vermilion County, Illinois as all 3 subdivisions are recorded in the Vermilion County Recorder’s Office, and also the vacated public Right-of-Ways for Section Street, Short Street, Anderson Street, Harrison Street and the public alleys per City of Danville, Illinois Ordinance Number 8499, recorded as Document Number 06-12386 in said Vermilion County Recorder’s Office, described as follows, with bearings on a local datum:

Beginning at the Northeast corner of Lot 1 in said Chs’ Leverenz First Addition, proceed North 88° 26' 08" East along an Easterly extension of the North line of said Lot, 24.06 feet to the Westerly Right-of-Way line of the former C. & E. I. Railroad; thence South 23° 16' 43" East along said Westerly Right-of-Way line of the former C. & E. I. Railroad, 96.74 feet to the East Right-of-Way line of Anderson Street; thence South 2° 27' 08" West along said East Right-of-Way line of Anderson Street, 75.37 feet to an Easterly extension of the South line of said Lot 1; thence South 88° 25' 51" West along said extension of the South line, 66.16 feet to the Southeast corner of said Lot 1; thence South 2° 27' 08" West along a Southerly extension of the East line of said Lot, 50.12 feet to the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in said Vermilion County Recorder’s Office, said corner also being on the South Right-of-Way line of Harrison Street; thence South 88° 25' 51" West along said South Right-of-Way line of Harrison Street, 280.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line of Harrison Street, 443.13 feet; thence North 2° 35' 14" East along said South Right-of-Way line of Harrison Street, 25.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line of Harrison Street, 220.89 feet to the West Right-of-Way line of Section Street; thence North 2° 48' 17" East along said West Right-of-Way line of Section Street, 305.28 feet to a line being a Westerly extension of the North line of Lot 12 in said Edward C. Lamm’s Addition; thence North 88° 33' 27" East along said Westerly extension of the North line and along said North line, 66.54 feet to the Northeast corner of said Lot 12; thence South 2° 45' 04" West along the East line of said Lot, 124.94 feet to the Southeast corner of said Lot 12; thence North 88° 32' 47" East along the South lines of Lots 11, 10, 9, 8 and 7 in said Edward C. Lamm’s Addition, 250.60 feet to the Southeast corner of said Lot 7; thence North 2° 28' 42" East along the East line of said Lot, 124.85 feet to the Northeast corner of said Lot 7; thence North 88° 33' 27" East along an Easterly extension of the North line of said Lot 7 and along the North lines of Lots 6, 5, 4, 3, 2 and 1 in said Edward C. Lamm’s Addition and along an Easterly extension of said North lines, 344.04 feet to the West line of Lot 9 in said Fred Stebe’s Addition; thence North 2° 09' 08" East along said West line, 30.56 feet to the Northwest corner of said Lot 9; thence North 88° 29' 47" East along the North line of said Lot, 56.31 feet to the Northeast corner of said Lot 9; thence South 2° 11' 37" West along the East line of said Lot, 128.36 feet to the Southeast corner of said Lot 9; thence South 88° 26' 08" West along the South line of said Lot, 56.22 feet to the Southwest corner of said Lot 9; thence South 2° 09'06" West along a Northerly extension of the West line of Lot 4 in said Chs’ Leverenz First Addition, 16.50 feet to the Northwest corner of said Lot 4; thence North 88° 26' 08" East along the North line of said Lot 4 and along the North lines of Lots 3 and 2 and said North line of Lot 1, all in said Chs’ Leverenz First Addition, 281.02 feet to the Point of Beginning, encompassing 5.924 acres more or less.

EXHIBIT B

PERMITTED EXCEPTIONS

1.              Leasehold Mortgage between Tenant and Fifth Third Bank.

2.              Easement recorded August 25, 1971 as Document No. 833649 made to Danville Sanitary District to lay, operate, construct, maintain, etc., a sanitary sewer line, etc.

3.              Easement recorded August 30, 1971 as Document No. 833795 made to Danville Sanitary District to lay, operate, construct, maintain, etc., a sanitary sewer line, etc.

4.              Easement recorded August 30, 1971 as Document No. 833794 made to Danville Sanitary District, to lay, operate, construct, maintain, etc., a sanitary sewer line, etc.

5.              Easement recorded August 30, 1971 as Document No. 833793 made to Danville Sanitary District, to lay, operate, construct, maintain, etc., a sanitary sewer line, etc.

6.              Easement recorded August 30, 1971 as Document No. 833813 made to Danville Sanitary District to lay, operate, construct, maintain, etc., a sanitary sewer line, etc.

7.              Rights of the public and quasi-public utilities, if any, that may fall within the boundaries of vacated alleys and streets. As per An Ordinance Vacating Streets and Alleys approved by the City Council of the City of Danville September 19, 2006 as Ordinance No. 8499 and recorded September 20, 2006, as Document No. 06-12386.

8.              Rights of way for drainage ditches, drain tiles, feeders, laterals, and underground pipes, if any.

9.              Ordinance No. 5624 of the City of Danville, recorded in Book 789 page 784 as Document 817299, and Ordinance No. 6283 recorded in Book 890 page 294 as Document 890321, and Ordinance #150 of Danville Sanitary District recorded as Document 81-7072, providing for a lien for delinquent sewerage services, subject to rights arising prior to the filing of a notice of lien in the Office of the Recorder of Deeds of Vermilion County, Illinois, and all amendments thereto.

EXHIBIT C

FORM OF MEMORANDUM OF LEASE

STATE OF ILLINOIS	§
	§	MEMORANDUM OF LEASE
COUNTY OF	§

This is a memorandum of that certain unrecorded Amended and Restated Ground Lease Agreement (as the same may be amended or restated from time to time, the “Lease”) dated as of November 3, 2006, by and between BIOFUELS COMPANY OF AMERICA, LLC (“Tenant”) and BUNGE MILLING, INC. (“Landlord”), concerning the land described in Exhibit A attached hereto (the “Premises”).

Under the Lease, Landlord leases the Premises to Tenant, and Tenant leases the same from Landlord, for the term and under the provisions contained in the Lease. Reference is made to the Lease for a complete statement of the terms, conditions and provisions thereof. The purposes of this Memorandum is to provide notice of the Lease and certain provisions thereof. In the event of any conflict between this Memorandum and the Lease, the Lease shall govern.

The term of the Lease is to commence on the date hereof and will continue for a term of thirty  (30) years thereafter, as stated in the Lease, and is subject to extension by Tenant for four (4) additional terms of five (5) years each.

The Lease contains a right of first offer in favor of Landlord with respect to the purchase of the interest of Tenant under the Lease or the improvements located on the Premises.

This Memorandum is not a complete summary of the Lease. Provisions in this Memorandum shall not be used in interpreting the Lease.

[See next page for signatures.]

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Lease to be executed by their respective duly authorized officers, effective as of the 3rd day of November, 2006.

TENANT:

BIOFUELS COMPANY OF AMERICA, LLC

By:
Print Name:
Title:

STATE OF	§
§ ACKNOWLEDGMENT
COUNTY OF	§

The foregoing instrument was acknowledged before me this            day of                                 , 2006 by          , the                              of Biofuels Company of America, an Illinois limited liability company, on behalf of the limited liability company.

Notary Public

My commission expires on                               ,

IMPRESS SEAL HERE

[Signature page continues below.]

LANDLORD:

BUNGE MILLING, INC.

By:
Print Name:
Title:

STATE OF	§
§ ACKNOWLEDGMENT
COUNTY OF	§

The foregoing instrument was acknowledged before me this            day of                            , 2006 by                                                  , the                              of Biofuels Company of America, an Illinois limited liability company, on behalf of the limited liability company.

Notary Public

My commission expires on                               ,

IMPRESS SEAL HERE